                                                                    Exhibit 16.A

                                 SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the

                        Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     FIRST PALMETTO FINANCIAL CORPORATION
 ----------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


                     FIRST PALMETTO FINANCIAL CORPORATION
 ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1. Title of each class of securities to which transaction applies:

        First Palmetto Common Stock par value $.01
        ------------------------------------------------------------------------


     2. Aggregate number of securities to which transaction applies:

        35,000
        ------------------------------------------------------------------------


     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        Based upon one fiftieth of one percent multiplied by transaction value
        ------------------------------------------------------------------------
        of (i) $75.00 per preferred shares multiplied by (ii) 35,000 fractional
        ------------------------------------------------------------------------
        shares.
        ------------------------------------------------------------------------

     4. Proposed maximum aggregate value of transaction:

        $2,625,000.00
        ------------------------------------------------------------------------


     5. Total fee paid:

        $525.00
        ------------------------------------------------------------------------

     Fee paid previously with preliminary materials:

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount previously paid:

        $525.00
        ------------------------------------------------------------------------


     2. Form, Schedule or Registration Statement No.:

        Schedule 13E-3
        ------------------------------------------------------------------------


     3. Filing Party:

        First Palmetto Financial Corporation
        ------------------------------------------------------------------------


     4. Date Filed:

        February 1, 2000
        ------------------------------------------------------------------------

                               ________ __, 2000


Dear Stockholder:

     It is our pleasure to invite you to attend the Annual Meeting of Stockholders of First Palmetto Financial Corporation ("First Palmetto"), the holding company for First Palmetto Savings Bank, F.S.B. (the "Bank"). The Annual Meeting will be held at the Bank's main office, 407 DeKalb Street, Camden, South Carolina, on ______, _________ __, 2000 at ____ _.m., local time.

     Notice of the Annual Meeting, together with a Proxy Statement and Proxy Card, are enclosed and describe in detail the formal business we will conduct. As an integral part of the Annual Meeting, we will report on First Palmetto's and the Bank's operations. Our directors and officers will, of course, be available for your questions.

     Detailed information concerning our business activities and operating results through September 30, 1999 is contained in our Annual Report, which is enclosed.

     Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     Thank you for your cooperation and continuing support.

                              Sincerely,



                              Samuel R. Small
                              President and Chief Executive Officer

                      FIRST PALMETTO FINANCIAL CORPORATION
                               407 DEKALB STREET
                         CAMDEN, SOUTH CAROLINA  29020
                                 (803) 432-2265

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON __________ __, 2000
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Palmetto Financial Corporation ("First Palmetto"), the holding company for First Palmetto Savings Bank, F.S.B. (the "Bank"), will be held at the Bank's main office, 407 DeKalb Street, Camden, South Carolina, on Monday, ___________ ___, 2000, at ____ _.m., local time, for the following purposes:

     1.    The election of two directors of First Palmetto.

     2. The approval of a proposal to amend First Palmetto's Restated Certificate of Incorporation to effect a 1-for-125 reverse stock split of the Common Stock and to issue shares of Preferred Stock in exchange for shares of Common Stock held by any First Palmetto stockholder who, following the reverse stock split, would otherwise hold less than one share of common stock of record in any separate account.

     3. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on _________ __, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

In the event there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by First Palmetto.

You are requested to complete and sign the enclosed Proxy Card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. Your proxy will not be used if you attend and vote at the Annual Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    DARLENE H. LOVE
                                    SECRETARY

Camden, South Carolina
_________ __, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE FIRST PALMETTO THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                      FIRST PALMETTO FINANCIAL CORPORATION
                               407 DEKALB STREET
                         CAMDEN, SOUTH CAROLINA 29020
                                 (803) 432-2265


--------------------------------------------------------------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              ___________ __, 2000
--------------------------------------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Palmetto Financial Corporation ("First Palmetto"), the holding company for First Palmetto Savings Bank, F.S.B. (the "Bank"), to be used at the Annual Meeting of Stockholders of First Palmetto (the "Annual Meeting") to be held at the Bank's main office, 407 DeKalb Street, Camden, South Carolina, on __________,_________ __, 2000, at _____ _.m., local time. It is anticipated that this Proxy Statement will be mailed to stockholders on or about _________ __, 2000.

     If the enclosed form of proxy is properly executed and returned to First Palmetto in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees of First Palmetto's Board of Directors as directors and FOR the proposed reverse stock split. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present. Except for procedural matters incidental to the conduct of the Annual Meeting, First Palmetto does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. The proxies solicited on behalf of the Board of Directors confer discretionary authority upon the holders thereof with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented at the Annual Meeting if notice of such matter has not been delivered to First Palmetto in accordance with the Certificate of Incorporation.

     The securities which can be voted at the Annual Meeting consist of shares of common stock of First Palmetto, par value $0.01 per share (the "Common Stock"). Each share entitles its owner to one vote on all matters, including the election of directors. The close of business on _________ __, 2000 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). The number of shares outstanding on that date was 712,010. The presence, in person or by proxy, of one-third of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

--------------------------------------------------------------------------------
                             REVOCATION OF PROXIES
--------------------------------------------------------------------------------


     The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of First Palmetto a written notice of revocation, by delivering to First Palmetto a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

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                         STOCK OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------


     The following table sets forth information as of the Record Date with respect to the shares of Common Stock beneficially owned by each director and director emeritus of First Palmetto, including the Chief Executive Officer, and by all directors, executive officers and directors emeritus of First Palmetto as a group. This information is based on information furnished to First Palmetto by such persons.

                                                    Amount and Nature    Percent of
                                                      of Beneficial     Common Stock
                                                      Ownership (1)      Outstanding
                                                      -------------      -----------
Directors:
  H. Davis Green, Jr.                                        28,281             3.97%
  Samuel R. Small                                            81,660            11.47
  Steve G. Williams, Jr.                                     31,204             4.38
  Pierce W. Cantey, Jr.                                      25,974             3.65
  William R. Clyburn                                          6,500                *
  Frank D. Goodale, Jr.                                       6,140                *
  Donald H. Holland                                          11,300             1.59
  Charlie E. Nash                                            14,221             2.00
  Glenn G. Tucker                                            56,087             7.88

All Directors and Executive Officers
 as a Group (9 persons)                                     261,367            36.71

Directors Emeritus:
  H.B. Marshall, Jr.                                          2,500                *
  William F. Tripp, Jr.                                       2,500                *

All Directors, Executive Officers
  and Directors Emeritus as a Group (11 persons)            266,367            37.41

______________
*    Less than 1% of the outstanding Common Stock.

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), a person is considered the beneficial owner of any shares of Common Stock (a) over which he has or shares voting or investment power or (b) of which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the vote of shares, and "investment power" is the power to dispose or direct the disposition of shares. This table includes shares owned directly by directors and officers of First Palmetto as well as shares held by their spouses and minor children and trusts of which certain of them are trustees, but does not include shares held or beneficially owned by other relatives as to which they disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the 1934 Act requires First Palmetto's officers and directors, and persons who own more than 10% of a registered class of First Palmetto's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish First Palmetto with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, First Palmetto believes that, during the year ended September 30, 1999, all such filing requirements were complied with.

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                       PRINCIPAL HOLDERS OF COMMON STOCK
--------------------------------------------------------------------------------

     The following table sets forth information as of the Record Date with respect to the persons believed by First Palmetto to be the beneficial owners of more than five percent of the outstanding shares of Common Stock. This information is based upon the most recent Schedule 13D filed by such persons with the Securities and Exchange Commission or information provided to First Palmetto by such persons.

                                                        Percent
Name and Address            Amount and Nature of    of Common Stock
of Beneficial Owner       Beneficial Ownership (1)    Outstanding
-------------------       ------------------------     -----------

Samuel R. Small                    81,660                 11.47%
407 DeKalb Street
Camden, South Carolina

Glenn G. Tucker                    56,087                  7.88%
1510 Lyttleton Street
Camden, South Carolina

______________
(1) For the definition of beneficial ownership and additional information with respect to the nature of the beneficial ownership, see footnote (1) to the table in "Stock Ownership of Management."


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                      PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Pursuant to First Palmetto's Restated Certificate of Incorporation, the directors are divided into three classes, as nearly equal in number as possible, with the number of directors as specified in the Bylaws. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. Delaware law provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     The Board of Directors has nominated Pierce W. Cantey, Jr. and William R. Clyburn, who are currently directors of First Palmetto (see below), to serve for terms of three years and until their successors are elected and qualified. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of such nominees for their respective terms, unless otherwise directed by the stockholder. The nominees have consented to stand for election and to serve if elected as directors. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

     The Board of Directors recommends that stockholders vote "FOR" the election of the nominees of the Board of Directors. Unless otherwise indicated, properly executed proxies will be voted in accordance with the Board's recommendation.

Information as to Directors, Directors Emeritus and Executive Officers

     The following table sets forth certain information with respect to First Palmetto's directors and executive officers.

                                                                                Year First           Year
                                                                                  Elected            Term
Name                               Age(1)    Position(s) Held                   Director(2)         Expires
----                               ------    ----------------                   -----------         -------
H. Davis Green, Jr.                    62    Chairman of the Board                   1970             2001
                                             of First Palmetto

Samuel R. Small                        52    President and Chief Executive           1980             2002
                                             Officer of First Palmetto and
                                             Chairman of the Board, President
                                             and Chief Executive Officer of
                                             the Bank

Steve G. Williams, Jr.                 43    Senior Vice President and               1989             2001
                                             Treasurer of First Palmetto
                                             and Senior Vice President
                                             Regulatory Administration/
                                             Communications of the Bank

Pierce W. Cantey, Jr.                  58    Director                                1996             2000

William R. Clyburn                     63    Director                                1968             2000

Frank D. Goodale, Jr.                  66    Director                                1979             2002

Donald H. Holland                      71    Director                                1971             2001

Charlie E. Nash                        58    Director                                1983             2002

Glenn G. Tucker                        50    Director                                1980             2001

_________________

(1) As of December 31, 1999.

(2) Except for Mr. Cantey, year first elected as a director of Palmetto State Savings Bank of South Carolina or First Federal Savings and Loan Association of Camden, the predecessors of the Bank, which is First Palmetto's wholly-owned subsidiary. Each director of First Palmetto is also a director of the Bank.

     The principal occupations and business experience for the past five years of each director, director emeritus and executive officer of First Palmetto is set forth below.

Directors:
---------

     H. Davis Green, Jr. is an appraiser and the owner of H. Davis Green, Jr. Appraisals in Camden. Mr. Green has been Chairman of the Board of First Palmetto since 1991.

     Samuel R. Small has been President and Chief Executive Officer of First Palmetto and Chief Executive Officer of the Bank since 1990. In 1991, he became Chairman of the Board of the Bank.

     Steve G. Williams, Jr. has been Senior Vice President and Treasurer of First Palmetto and an executive officer of the Bank since 1990.

     Pierce W. Cantey, Jr. is the managing partner of Cantey, Tiller, Pierce and Associates, LLP, an accounting firm.

     William R. Clyburn is the retired general manager of H&H Chevrolet. He is President of Bill Clyburn Realty, Inc.

     Frank D. Goodale, Jr. is a jeweler and owner of F.D. Goodale, a jewelry retailer in Camden.

     Donald H. Holland is an attorney in Camden. He has served as a South Carolina State Senator since 1969.

     Charlie E. Nash is the retired President of Charlie E. Nash Insurance Agency, Inc. in Camden.

     Glenn G. Tucker has been President of Tucker Down East Resources, Inc., a recreational services provider, since January 1996. Prior to that, he was the co-publisher of the Chronicle - Independent in Camden.

Directors Emeritus:
------------------

     H.B. Marshall, Jr. is a retired insurance agent.

     William F. Tripp, Jr. is a retired plant manager of the E.I. DuPont de Nemours Textile Fibers Plant in Camden.


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               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     First Palmetto's entire Board of Directors serves as a nominating committee for the purpose of selecting the Board's nominees for election as directors. The Board of Directors held one meeting as a nominating committee during fiscal 1999. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from First Palmetto's stockholders for nominees, nor has it established any procedures for this purpose other than as set forth in the Certificate of Incorporation. To be timely, a stockholder's notice of nomination or new business must be delivered to or mailed and received at the principal executive offices of First Palmetto not later than 30 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the date on which notice is mailed or prior public disclosure is made of the date of an annual meeting. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on _________ __, 1999. A stockholder's notice of nomination or new business must also set forth certain information specified in First Palmetto's Certificate of Incorporation concerning the stockholder and each person the stockholder proposes to nominate for election or the business the stockholder proposes to bring before the annual meeting. Stockholder nominations and new business may be proposed by any stockholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation. Nominations and new business by any stockholder eligible to vote at the Annual Meeting were required to be received by First Palmetto on or before __________ __, 2000.

     There are no standing committees of the Board of Directors of First Palmetto. The Board of Directors of the Bank carries out many of its duties through committees.

     The Bank's Audit Committee, currently composed of directors Cantey, Holland and Nash, is responsible for the review and evaluation of First Palmetto's and the Bank's internal controls and accounting procedures. It also periodically reviews audit reports with the independent auditors and recommends the annual appointment of such auditors. The Audit Committee held one meeting during fiscal 1999.

     The Bank's Compensation Committee, currently composed of directors Cantey, Green, Holland, Nash and Tucker held one meeting during fiscal 1999.

     During fiscal 1999, First Palmetto's Board of Directors held five meetings and the Bank's Board of Directors held 12 meetings. No director of First Palmetto and the Bank attended fewer than 75% of the total meetings of the boards of directors and committees on which such director served during this period.

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                            EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following table sets forth cash and noncash compensation awarded to or earned by the Chief Executive Officer of First Palmetto during fiscal 1999, 1998 and 1997.


                                  SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                  Long-Term Compensation
                                   ----------------------------------------------------------------------

                                                                           Awards                Payouts
                                                                 ----------------------------------------
                                                      Other
                                                      Annual      Restricted      Securities               All Other
                                                      Compen-        Stock        Underlying       LTIP     Compen-
Name and                           Salary    Bonus   sation (2)    Awards(s)     Options/SARs     Payouts  sation (3)
Principal Position (1)    Year       ($)      ($)       ($)           ($)             (#)           ($)       ($)
---------------------------------------------------------------------------------------------------------------------
Samuel R. Small           1999     200,000   10,000          --           --               -- (4)      --      30,350
  President and Chief     1998     182,000       --          --           --               --          --      17,562
  Executive Officer       1997     167,667       --          --           --               --          --       8,400
---------------------------------------------------------------------------------------------------------------------

(1) No other executive officer earned in excess of $100,000 in salary and bonus in fiscal 1999, 1998 and 1997.

(2) Executive officers of First Palmetto receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in fiscal 1999, 1998 and 1997 by the named executive officer did not exceed 10% of the executive's annual salary and bonus.

(3) Represents directors' fees for each of fiscal 1999, 1998 and 1997 and unused vacation for fiscal 1999, 1998 and 1997.

(4)  No options were granted or outstanding during fiscal 1999.


Directors' Compensation

     During fiscal 1999, each director of the Bank received an annual fee of $9,000. Non-employee directors also receive a fee of $100 per committee meeting attended.

Report of the Compensation Committee

     As members of the Compensation Committee of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of First Palmetto and the Bank.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of First Palmetto and the Bank. In assessing the performance of First Palmetto and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of First Palmetto and the Bank during the past year relative to their profit plans, changes in the value of First Palmetto's stock, reports of federal regulatory examinations of First Palmetto and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of First Palmetto and the Bank and the accomplishment of First Palmetto's and the Bank's strategic goals. In assessing performance for the year ended September 30, 1999 and previous years, the members of the Compensation Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 1999 salary levels of First Palmetto's senior officers were established in 1998 consistent with this compensation policy. In its 1998 review of base compensation, the Compensation Committee determined that the performance of Mr. Small in managing First Palmetto and the Bank was satisfactory, based upon the 1998 financial performance of First Palmetto, including the growth in assets, income, and capitalization during 1998; the financial performance trends for 1998 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the communities served by the Bank; First Palmetto's planned levels of financial performance for 1999; and a general level of satisfaction with the management of First Palmetto and the Bank. Based upon the results of this review, the salary of Mr. Small was established at $200,000 per year for 1999, which represented an increase of 9.9% over his 1998 base salary. The Compensation Committee believes that Mr. Small's total compensation for 1999 appropriately reflected his contribution to First Palmetto and the Bank based on the factors considered for compensation decisions.

December 31, 1999

                              H. Davis Green
                              Donald H. Holland
                              Charlie E. Nash
                              Glenn G. Tucker


Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is a former or current officer or employee of First Palmetto or the Bank.

     Donald H. Holland, a member of the Compensation Committee and an attorney in Camden, South Carolina, renders legal services to the Bank in connection with loan closings and other corporate matters.

Stock Performance Comparisons

     The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, shows the cumulative total return on the Common Stock of First Palmetto over the last five years compared with the S&P 500 Index and a portfolio of all publicly traded thrifts and thrift holding companies. Cumulative total return on the stock or the index equals the total increase in value since September 30, 1994 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on September 30, 1994 in the Common Stock, and the securities included in the indexes. There is not an established public trading market for the Common Stock.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                 September 30, 1994 through September 30, 1999

                             [GRAPH APPEARS HERE]

                                                                    Period Ending
                                  ---------------------------------------------------------------------------------
Index                               9/30/94       9/30/95       9/30/96       9/30/97        9/30/98        9/30/99
-------------------------------------------------------------------------------------------------------------------
First Palmetto Financial Corp.       100.00        103.27        132.34        168.65         224.31         341.30
S&P 500                              100.00        129.75        156.12        219.10         238.94         305.28
SNL Thrift Index                     100.00        130.96        158.17        274.83         246.40         234.70

Certain Transactions

     First Palmetto and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal stockholders. All loans included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectibility nor presented other unfavorable features.

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                       PROPOSAL II --REVERSE STOCK SPLIT
--------------------------------------------------------------------------------

Summary

     The Board of Directors has authorized, and recommends for your approval, a proposal (the "Reverse Stock Split Proposal") to amend First Palmetto's Restated Certificate of Incorporation to effect a 1-for-125 reverse stock split of the Common Stock and to issue shares of preferred stock, par value $.01 per share (the "Preferred Stock"), in exchange for shares of Common Stock held by any First Palmetto stockholder who, following the reverse stock split, would hold less than one share of Common Stock of record in any separate account.

     Stockholders of record whose shares of Common Stock would otherwise be converted into less than 1 share of Common Stock in the reverse stock split will receive one share of Preferred Stock for each such share, while registered stockholders whose shares of Common Stock are converted into 1 or more shares of Common Stock will receive "new" Common Stock. We refer to the reverse stock split and the conversion of shares of Common Stock into Preferred Stock as the "Transaction." We also refer to our stockholders whose shares of Common Stock are registered in their names as "registered stockholders." If approved, the Reverse Stock Split Proposal will take effect on the date of filing with the Secretary of State of Delaware of a Certificate of Amendment, unless First Palmetto specifies otherwise (the "Effective Date"). In order to complete the Reverse Stock Split Proposal, a majority of the stockholders entitled to vote at the Annual Meeting must approve amendments to First Palmetto's Restated Certificate of Incorporation (the "Charter"). Each member of the Board of Directors and all executive officers of First Palmetto have indicated that they intend to vote in favor of the Reverse Stock Split Proposal.

     We attach the proposed amendments to the Charter to this Proxy Statement as Appendix A. If approved, the Reverse Stock Split Proposal will affect First Palmetto stockholders as follows after completion:

Stockholder as of Effective Date                  Net Effect After Reverse Stock Split
--------------------------------                  ------------------------------------
Registered stockholders holding 125 shares        Shares of Common Stock will be converted into one
of Common Stock in a record account.              whole share of new Common Stock on a 1-for-125
                                                  basis.

Registered stockholders holding fewer than        Shares of Common Stock will be converted into
125 shares of Common Stock in a record            whole shares of Preferred Stock on a one-for-one
account.                                          basis.

Registered stockholders holding more than         Shares of Common Stock will be converted into
125 shares of Common Stock in a record            one or more shares of new Common Stock on a
account.                                          1-for-125 basis and the remainder, if any, will
                                                  be converted into whole shares of Preferred Stock
                                                  on a one-for-one basis.

Stockholders holding Common Stock in street       Nominees (such as a bank or broker) may have
name through a nominee (such as a bank or         required procedures, and First Palmetto stockholders
broker)                                           holding Common Stock in street name should contact
                                                  their nominees to determine how they will be
                                                  affected by the reverse stock split.

Reasons for Transaction

     The Board of Directors recommends that First Palmetto stockholders approve the Reverse Stock Split Proposal for the following reasons, among others:

     . First Palmetto has approximately 394 registered stockholders. There is no established public trading market in which shares of the Common Stock are regularly traded, nor are there any uniformly quoted prices for such shares. As a result, the market for the Common Stock is relatively illiquid.

     . The Common Stock is registered under the 1934 Act. As a result, First Palmetto is subject to the periodic reporting and proxy solicitation requirements of the Securities and Exchange Commission ("SEC") under the 1934 Act. The out-of-pocket and internal costs to First Palmetto associated with the preparation and filing of such reports when compared to the limited number of stockholders and relatively illiquid market for the Common Stock is, in the opinion of the Board of Directors, unwarranted. First Palmetto estimates that, upon termination of its obligation to file such reports with the SEC, it will achieve savings of approximately $50,000 annually.

Recommendation of Board of Directors; Fairness of Reverse Stock Split Proposal

     The Board believes that the Reverse Stock Split Proposal, taken as a whole, is fair to, and in the best interests of First Palmetto and its stockholders, including those who will receive Preferred Stock in exchange for their Common Stock, those who will receive shares of new Common Stock and those who will receive both Preferred Stock and new Common Stock. The Board also believes that the process by which the Transaction is to be approved is fair. The Board unanimously approved the Reverse Stock Split Proposal. The Board recommends that the stockholders vote for approval and adoption of the Reverse Stock Split Proposal. Each member of the Board and each executive officer of First Palmetto who owns shares of Common Stock has advised First Palmetto that he intends to vote his shares in favor of the Reverse Stock Split Proposal.

     The Board has retained for itself the absolute authority to reject (and not implement) the Reverse Stock Split Proposal (even after approval thereof) if it determines subsequently that the Reverse Stock Split Proposal is not then in the best interests of First Palmetto and its stockholders.

     First Palmetto did not obtain an independent fairness opinion in connection with the proposed Reverse Stock Split Proposal. However, the Board considered a number of factors in determining whether it was in the best interests of First Palmetto and its stockholders to undertake the Transaction and reduce the number of stockholders to fewer than 300 persons in order to terminate the registration of its Common Stock under the 1934 Act. The Board of Directors reviewed and discussed with management of First Palmetto materials which had been prepared by management and distributed to the Board relating to cost savings to be achieved by terminating the registration of the Common Stock. The Board of Directors determined that cost savings of approximately $50,000 per year could be achieved if First Palmetto terminated the registration. The Board of Directors also considered the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the Common Stock under the 1934 Act. The Board of Directors considered the effect that terminating the registration of the Common Stock might have on the market for the Common Stock and the ability of stockholders to buy and sell shares. The Board of Directors determined that the cost savings, reduced burden on management and increased confidentiality of proprietary information to be achieved by terminating registration of the Common Stock under the 1934 Act outweighed any potential detriment from termination of registration.

     The Board of Directors considered an independent analysis and evaluation of the estimated fair market value of the Preferred Stock to be issued to stockholders holding fewer than 125 shares of Common Stock of record in any one account. See "-- Evaluation of RP Financial."

     The Board of Directors considered several alternative transactions, including an issuer tender offer and open market purchases, to accomplish the reduction in the number of stockholders to fewer than 300 persons, but ultimately determined the Reverse Stock Split Proposal was the preferred method.

     The Transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. No independent committee of the Board of Directors has reviewed the fairness of the Reverse Stock Split Proposal. No unaffiliated representative acting solely on behalf of the stockholders for the purpose of negotiating the terms of the Reverse Stock Split Proposal or preparing a report covering the fairness of the Reverse Stock Split Proposal was retained by First Palmetto or by a majority of directors who are not employees of First Palmetto. The Board of Directors believes that the Transaction is substantively fair to all unaffiliated stockholders notwithstanding the absence of such a committee or representative for the following reasons: all current stockholders will retain an ownership interest in First Palmetto; stockholders who receive shares of Preferred Stock will acquire a security which the Evaluation has determined to be substantially equivalent in value to their Common Stock interests, will have dividend rights equivalent to those of the Common Stock, will have liquidation rights in preference to holders of new Common Stock, will be redeemable by First Palmetto in two years at a redemption price which is the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or 115% of a current appraisal of such value, in the event of a negotiated acquisition of First Palmetto will be valued by the Board on a basis equivalent to the Common Stock, and prior to certain transfers may be repurchased by First Palmetto at a price which is the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or 115% of a current appraisal of such value.

     The Board believes that the Transaction is procedurally fair because the reverse stock split is being effected in accordance with Delaware law and hence will require the affirmative vote of the holders of a majority of First Palmetto's outstanding Common Stock; First Palmetto's officers and directors as a group do not own of record or beneficially a sufficient number of shares to assure approval of the Reverse Stock Split Proposal; between the date hereof and the Effective Date (defined below) of the reverse stock split, all stockholders of First Palmetto will have an opportunity to adjust the number of shares of Common Stock owned by them so that holders who would otherwise be converted to only Preferred Stock can become continuing holders of new Common Stock, and continuing holders can so divide or otherwise adjust their existing holdings as to become Preferred holders as to some or all of their shares. After consideration of all the facts, all of the directors, including those who are not employees of First Palmetto, have determined that the Reverse Stock Split Proposal is fair to unaffiliated stockholders. In its determination, the Board of Directors considered all factors equally, and did not assign weights to any factors.

Evaluation of RP Financial

     The Board of Directors of First Palmetto has retained RP Financial, LC ("RP Financial") as its financial advisor in connection with the Reverse Stock Split Proposal and requested RP Financial to provide an independent analysis and evaluation (the "Evaluation") of the estimated fair market value of the Preferred Stock to be issued to holders of fewer than 125 shares of Common Stock. In requesting the Evaluation, the Board of Directors did not give any special instructions to or impose any limitations upon the scope of the investigation which RP Financial might wish to conduct to enable it to give its opinion. RP Financial has delivered the Evaluation to First Palmetto to the effect that:

     . as of December 17, 1999, the estimated value of the Common Stock was $75.00 per share; and

     . the fair market value of the Preferred Stock is substantially equivalent to $75.00 per share.

     RP Financial. RP Financial, Arlington, Virginia, is a financial consulting firm that, among other things, specializes in the fair market valuation of the equity and debt securities issued by financial institutions and their subsidiary companies. RP Financial has been approved as a qualified financial institution appraisal firm by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and numerous state banking agencies. The principals and staff of RP Financial have served as fair market appraisers and consultants for over 500 financial institutions pursuant to initial and secondary offerings (including rights offerings), business combinations, mutual-to-stock conversions, mutual holding company formations, employee stock ownership plans and stock option plans, audited financial statement disclosure and other purposes. Neither RP Financial nor its employees have any present or contemplated future interest in the stock of First Palmetto or its principals or any other interest that might tend to prevent RP Financial from making a fair and unbiased appraisal.

     Valuation of Common Stock. A fair market valuation of the Common Stock was made by RP Financial in reliance upon information contained herein, First Palmetto's audited financial statements for the fiscal years ended September 30, 1995 through September 30, 1999, and First Palmetto's internal and regulatory data for the period covering September 30, 1995 through September 30, 1999. RP Financial also considered the following factors, among others:

     . the present operating results and financial condition of First Palmetto, and the economic and demographic conditions in First Palmetto's existing market area;

     .    historical, financial and other information relating to First
          Palmetto;

     . a comparative evaluation of the operating and financial statistics of First Palmetto with those of other similarly situated publicly-traded thrift institutions;

     .    the current dividend policy of First Palmetto;

     .    the pro forma impact of the proposed reverse 1-for-125 stock split;
          and

     . the trading market for securities of comparable institutions and general conditions in the market for such securities.

     RP Financial's valuation approach focused on first deriving a value for the Common Stock on a comparable publicly-traded basis, and then applied a discount to the comparable public value to account for the closely held nature of the Common Stock and the lack of marketability resulting from the illiquid characteristics of the Common Stock. To derive the publicly-traded equivalent value for the Common Stock, RP Financial applied market value approaches -- specifically price-to-earnings (P/E) and price-to-tangible book value (P/TB) -- and the discounted earnings approach. The applications of the market value approaches were based on the pricing multiples of a selected group of comparable publicly-traded institutions (the "Peer Group"), taking into account RP Financial's comparative analysis of First Palmetto relative to the Peer Group.

     1.   Price-to-Earnings.  The application of the P/E valuation method
          -----------------
calculated the Common Stock market value by applying a valuation P/E multiple, derived from the Peer Group's core P/E multiple as of December 17, 1999, times First Palmetto's recurring or core earnings for the 12 months ended September 30, 1999.

     2.   Price-to-Book.  The application of the P/TB valuation method
          -------------
calculated the Common Stock market value by applying a valuation P/TB ratio, derived from the Peer Group's P/TB ratio as of December 17, 1999, to the Bank's tangible book value as of September 30, 1999.

     3.   Discounted Earnings.  The discounted earnings approach calculated the
          -------------------
Common Stock market value through applying a discount rate to First Palmetto's core or recurring earnings for the twelve months ended September 30, 1999.

     On the basis of the foregoing, RP Financial has advised First Palmetto that, in its Fair Market Valuation dated December 17, 1999, the value of the Common Stock, without give effect to the proposed reverse stock split, was $75.00 per share.

     Analysis and Evaluation of Preferred Stock. In reaching its conclusion that the fair market value of the Preferred Stock and Common Stock were substantially equivalent, RP Financial took into consideration the comparative rights of the Preferred Stock and the Common Stock.

     . RP Financial considered the loss of voting rights by the holders of the Preferred Stock and the ability of First Palmetto to redeem the Preferred Stock at its option, both of which were considered to be negative valuation considerations for the Preferred Stock relative to the Common Stock. It is RP Financial's view that the negative valuation considerations associated with the loss of voting rights and the redemption feature were offset by other positive valuation considerations associated with the Preferred Stock, which included the dividend preference and liquidation preference for the Preferred Stock, the probability of a more liquid trading market for the Preferred Stock and the premium price to be received by the holders of the Preferred Stock in the event of a redemption.

     . RP Financial anticipates that the Preferred Stock will have a more liquid trading market relative to the Common Stock, since the 1-for-125 reverse stock split of the Common Stock will result in fewer shares of Common Stock outstanding in comparison to the number of shares of Preferred Stock that will be outstanding. Additionally, the reverse stock split adjusted price of the Common Stock will be significantly higher than the price of the Preferred Stock, which RP Financial also believes will result in a relatively more liquid trading market for the Preferred Stock.

     . If the Preferred Stock is redeemed by First Palmetto, the redemption price will be the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or 115% of a current independent appraisal of such value. The premium associated with the redemption price is believed by RP Financial to adequately compensate the holders of the Preferred Stock at the time of redemption for foregoing potential increases in value. RP Financial's conclusion in this regard considered historical control premium data for thrift acquisitions announced in 1998 and 1999, which indicate that the average control premium paid for such acquisitions equaled 24.0% and 38.7%, respectively, based on the closing stock prices of the acquired institutions one day prior to the announcement date of their acquisition. RP Financial concluded that the 15% premium upon redemption reasonably reflects the uncertainty of future events, yet still compensates the holders of Preferred Stock adequately for foregoing potential increases in value, given that there is no certainty as to the timing or probability that a negotiated acquisition of First Palmetto would be completed following the redemption.

     . RP Financial noted that, overall, the Preferred Stock has the same dividend and price under a merger as the Common Stock. RP Financial determined that the downward valuation adjustment relative to the Common Stock for lack of voting rights and redemption provision are substantially and equally offset by the Preferred Stock's dividend preference, liquidation preference, anticipated greater liquidity and premium in redemption. These factors were all considered in RP Financial's conclusion that the Preferred Stock has a fair market value substantially equivalent to the Common Stock.

     A copy of the Evaluation is set forth as Appendix B to this Proxy Statement
     ---------------------------------------------------------------------------
and should be read in its entirety by First Palmetto stockholders.
-----------------------------------------------------------------

Conduct of First Palmetto's Business after Reverse Stock Split

     First Palmetto expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the reverse stock split is not anticipated to have any effect upon the conduct of its business.

     If the Reverse Stock Split Proposal is effected, First Palmetto believes that, based on First Palmetto's stockholder records, fewer than 300 stockholders of record of new Common Stock will remain. In addition, individuals who are members of the Board of Directors and executive officers of First Palmetto now owning approximately 37% of the Common Stock will own approximately 39% of the new Common Stock after the Reverse Stock Split. See "Stock Ownership of Management."

     First Palmetto plans, as a result of the reverse stock split, to become a privately held company. The registration of the Common Stock under the 1934 Act will be terminated. In addition, because the new Common Stock will no longer be publicly held, First Palmetto will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act, and its officers and directors and stockholders owning more than 10% of the Common Stock will be relieved of certain obligations under the 1934 Act. First Palmetto estimates that termination of the registration of the Common Stock under the 1934 Act will save First Palmetto approximately $50,000 per year in legal, accounting and other expenses.

     Other than as described in this Proxy Statement, neither First Palmetto nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board of Directors or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

Structure of Reverse Stock Split

     The reverse stock split is of the Common Stock. If the Reverse Stock Split Proposal is approved and occurs, the reverse stock split will occur on the Effective Date. Assuming stockholder approval of the Reverse Stock Split Proposal is obtained, First Palmetto plans to file the Certificate of Amendment at a time to be determined by the officers of First Palmetto, but in any event not later than ______________. The Board, however, has retained for itself the absolute authority to reject (and not implement) the Reverse Stock Split Proposal (even after approval thereof), if it subsequently determines that the Reverse Stock Split Proposal is not then in the best interests of First Palmetto and its stockholders. All registered stockholders on the Effective Date will receive 1 share of new Common Stock for every 125 shares of Common Stock held in record accounts at that time. Any registered stockholder who holds fewer than 125 shares of Common Stock in a record account will receive one share of Preferred Stock for each share of Common Stock.

Purpose of Reverse Stock Split

     The purpose of the Reverse Stock Split Proposal is to reduce the number of stockholders of record of Common Stock to fewer than 300 persons in order to relieve First Palmetto of the administrative burden and cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements of registration under the 1934 Act, by deregistering its Common Stock under the 1934 Act. If the Reverse Stock Split is implemented, holders of more than 125 shares will benefit by an increase in their percentage ownership of the Common Stock.

     The Transaction will provide those registered stockholders with fewer than 125 shares with the opportunity to maintain an equity interest in First Palmetto through the ownership of Preferred Stock. Moreover, First Palmetto will benefit from substantial cost savings as a result of the Reverse Stock Split Proposal.

     The Board believes that the disadvantages of having First Palmetto continue to be a 1934 Act registrant outweigh any advantages. The Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for any such acquisition. Accordingly, First Palmetto is not likely to make use of any advantage (for raising capital, effecting acquisitions or other purposes) that First Palmetto's status as a reporting company may offer.

     First Palmetto incurs direct and indirect costs associated with compliance with the SEC's filing and reporting requirements imposed on public companies. First Palmetto also incurs substantial indirect costs as a result of, among other things, the executive time expended to prepare and review such filings. Since First Palmetto has relatively few executive personnel, these indirect costs can be substantial. Based on its experience in prior years, First Palmetto's direct costs, which include the fees and expenses of independent auditors, SEC legal counsel, printing, mailing, and SEC filing fees are estimated to approximate $50,000 annually.

     Estimates of the annual savings to be realized if the Reverse Stock Split Proposal is approved and implemented are based upon actual costs to First Palmetto of the services and disbursements in each of the above categories that were reflected in its recent historical financial statements. The costs of the services and disbursements in each category for the fiscal years ended September 30, 1999 and 1998, respectively, were as follows: independent auditors and other accountants - $104,000 and $79,000; SEC legal counsel - $9,000 and $4,400; and miscellaneous costs - $6,400 and $6,400. Management's estimates are based on information provided or upon verifiable assumptions. For example, its auditors have informed First Palmetto, informally, that there will be a reduction in auditing fees if First Palmetto ceases to be public, and it is clear that no SEC legal counsel will be needed if First Palmetto no longer reports to the SEC. Other estimates are more subjective, e.g. the lower printing and mailing costs attributable to such reduction and the less complicated disclosure required by First Palmetto's private status; the lower risk of liability that attends private (as distinguished from public) company status expected to result; and the reduction in direct miscellaneous clerical and other expenses (e.g., the word processing, edgarizing, telephone and fax charges associated with SEC filings) and elimination of the charges of brokers and banks in forwarding materials to beneficial holders.

     The estimates set forth above are just that--estimates; the actual savings to be realized may be higher or lower than such estimates. It is expected that a portion of the estimated savings will be realized in the current fiscal year ending September 30, 2000.

     In light of First Palmetto's size and resources, the Board does not believe such direct and indirect costs are justified.

     Management conducted an analysis of the options, risks and expenses relating to remaining a public company, including the continued illiquidity of the Common Stock.

     In making this analysis, management considered the following alternative strategies:

     . A cash tender offer, but the Board believed it would not result in shares being tendered by a sufficient number of record stockholders so as to accomplish the going private objective and reducing recurring costs. It was thought unlikely that many holders of small numbers of shares would make the effort to tender their shares; and

     . A purchase of shares in the open market. There is no established trading market for the Common Stock; therefore, it would be highly unlikely that shares could be acquired by First Palmetto from a sufficient number of holders to accomplish the Board's objectives.

     The Board has determined that the Reverse Stock Split Proposal is the most expeditious and economical way of changing First Palmetto's status from that of a reporting company to that of a more closely held, non-reporting company. The Board has determined the reverse split ratio to be 1-for-125.

     The Board also believes that it is in the best interests of First Palmetto and the Bank to exchange shares of Preferred Stock for shares of Common Stock which will not be converted into shares of new Common Stock.

     . The issuance of Preferred Stock in lieu of the payment of cash for such Common Stock interests allows First Palmetto and the Bank to retain capital for other corporate purposes.

     . Many holders of Common Stock are customers of the Bank who appreciate an ongoing equity interest in First Palmetto.

     . Based on the Evaluation, the issuance of Preferred Stock in exchange for fractional Common Stock interests should be tax free. See "-- Material Federal Income Tax Consequences".

     The reverse stock split is structured to be a "going private" transaction as defined in Rule 13e-3 promulgated under the 1934 Act because it is intended to, and, if completed, will likely terminate First Palmetto's reporting requirements under the 1934 Act. In connection with the Reverse Stock Split Proposal, First Palmetto has filed with the SEC a Schedule 13E-3 pursuant to Rule 13e-3 under the 1934 Act.

     The Reverse Stock Split Proposal, if approved, will have divergent effects depending on whether you hold more, or fewer, than 125 shares of Common Stock in a record account immediately prior to the reverse stock split.

Effect of Reverse Stock Split Proposal on First Palmetto Stockholders

     Registered Stockholders with Fewer Than 125 Shares. If the Reverse Stock Split Proposal is implemented and you are a stockholder holding fewer than 125 shares of Common Stock in a record account immediately prior to the reverse stock split:

     . You will not receive a fractional share of new Common Stock as a result of the reverse split.

     . You will receive one share of Preferred Stock for each share of Common Stock.

     . After the reverse split, you will have no further interest in the new Common Stock, and as a holder of Preferred Stock, you will no longer be entitled to vote, except as required by Delaware law. You will be entitled to receive dividends, if and when declared. No dividend may be paid on the new Common Stock unless an equivalent dividend is paid concurrently on the Preferred Stock. See "-- Description of Preferred Stock."

     . You will not have to pay any service charges or brokerage commissions in connection with the reverse stock split.

     . As soon as practicable after the Effective Date, you will receive Preferred Stock for the Common Stock you held in your record account immediately prior to the reverse split in accordance with the procedures described below.

          . If you hold stock certificate(s) representing your shares, you will receive a transmittal letter from First Palmetto as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your existing Common Stock certificate(s) for your Preferred Stock. You will not receive your Preferred Stock until you surrender your outstanding certificate(s) in accordance with the letter of transmittal. Please do not send your certificates until you
                            ----------------------------------------------
               receive your letter of transmittal.
               ----------------------------------

     Registered Stockholders With 125 or More Shares. If you are a registered stockholder with 125 or more shares of Common Stock in your record account as of the Effective Date, we will convert your shares into one-one hundred and twenty-fifth (1/125) of the number of shares you held immediately prior to the reverse split. For example, if you are a registered owner of 1,250 shares of Common Stock immediately prior to the reverse split, your shares will be converted to 10 shares of new Common Stock in the reverse split.

     Beneficial Owners of First Palmetto Stock. Nominees (such as a bank or broker) may have required procedures, and stockholders holding Common Stock in street name should contact their nominees to determine how they will be affected by the reverse stock split.

NOTE: If you are a beneficial owner of fewer than 125 shares of Common Stock and want to have your shares exchanged for Preferred Stock in the reverse stock split, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the reverse split.

Financial Effect of Reverse Stock Split

     The reverse stock split and the expenditure of approximately $50,000 for professional fees and other expenses related to the Transaction are not expected to have any material adverse effect on First Palmetto's capitalization, liquidity, results of operations or cash flow.

     The following pro forma financial information presents the effect on First Palmetto's capitalization of the reverse stock split. The unaudited pro forma data reflect the Transaction as if it occurred on September 30, 1999. The unaudited pro forma data is not necessarily indicative of what First Palmetto's financial position would have been if the reverse stock split had been effected on the date indicated, or will be in the future.

     The unaudited pro forma data should be read in conjunction with the historical financial statements and accompanying footnotes of First Palmetto.

                                                                                 September 30, 1999
                                                          ----------------------------------------------------------------
                                                                                   Reverse Stock
                                                                 As Reported           Split               Pro Forma
                                                                 -----------       -------------           ---------
                                                                  (In thousands, except share and per share data)
LIABILITIES
-----------
Deposits...............................................              $361,764   $                 --            $ 361,764
FHLB advance...........................................                83,000                     --               83,000
Accrued expenses and other liabilities.................                 2,756                     --                2,756
                                                                     --------   --------------------            ---------
         Total liabilities.............................               447,520                     --              447,520
                                                                     --------   --------------------            ---------

STOCKHOLDERS' EQUITY
--------------------
Preferred stock, at par................................                    --                     --                   --
Common stock, at par...................................                     8                     --                    8
Additional paid-in capital.............................                 6,979                     --                6,979
Retained earnings, substantially restricted............                21,869                     --               21,869
Treasury stock, at cost................................                  (625)                    --                 (625)
          Total stockholders' equity...................                28,321                     --               28,321
                                                                     --------   --------------------            ---------
TOTAL..................................................              $475,521   $                 --            $ 475,521
                                                                     ========   ====================            =========

Number of preferred shares outstanding.................                    --                     --               34,135
Book value per preferred share.........................                    --                     --            $   39.65
Number of common shares outstanding....................               712,010                     --                5,423
Book value per common share............................              $  39.65                     --            $4,956.25

Capital ratios:
    Tier 1 capital (to total assets)...................                  5.68%                    --                 5.68%
    Tier 1 capital (to risk-weighted assets)...........                  9.20%                    --                 9.20%
    Total capital (to risk-weighted assets)............                 10.46%                    --                10.46%

Conversion to Preferred Stock

     In order to reduce the number of holders of record of Common Stock to below 300, First Palmetto will issue Preferred Stock for shares owned by registered stockholders who would hold less than one share in a record account after the reverse stock split. If stockholders approve the Reverse Stock Split Proposal at the Annual Meeting and the reverse stock split is completed, First Palmetto will issue shares of Preferred Stock for such Common Stock on a one-for-one basis.

     Under the Charter, the First Palmetto Board of Directors is authorized to issue up to 500,000 shares of serial preferred stock and to fix the powers, designations, preferences and relative, participating, optional or other special rights of such shares and the qualifications, limitations and restrictions thereof. The serial preferred stock may rank prior to the Common Stock as to dividend rights, liquidation preferences or both and may have full or limited voting rights.

     If the Reverse Stock Split Proposal is approved at the Annual Meeting, the Board will issue shares of Preferred Stock with the following rights to holders of fractional share interests:

     1. The Preferred Stock will be nonvoting, except as required by Delaware law.

     2. The Preferred Stock will be entitled to receive dividends. No dividend may be paid on the new Common Stock unless an equivalent dividend is paid concurrently on the Preferred Stock. Unless otherwise determined by the Board, an equivalent dividend will be based on the 1-for-125 reverse stock split ratio. For example, if the Board declares and pays a dividend of $1.00 per share of Preferred Stock, an equivalent new Common Stock dividend would be $125.00 per share.

     3. In the unlikely event of a liquidation, the Preferred Stock would have a preference over the Common Stock.

     4. The Preferred Stock will be redeemable by First Palmetto at the option of First Palmetto, following a two-year period subsequent to the Effective Date. The redemption price will be the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or 115% of a current independent appraisal of such value. First Palmetto expects to obtain such an appraisal on an annual basis.

     5. In the event of a negotiated acquisition of First Palmetto, the Preferred Stock will be valued by the Board on the same basis as the Common Stock, subject to the 1-for-125 reverse stock split ratio.

     6. Prior to any transfer of the Preferred Stock which would result in a greater number of registered holders thereof, First Palmetto will have a right of first refusal to purchase such shares at the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or the most recent appraisal of such value. First Palmetto expects to obtain such an appraisal on an annual basis.

Termination of 1934 Act Registration of Common Stock

     The Reverse Stock Split Proposal will affect the public registration of the Common Stock with the SEC under the 1934 Act, as the First Palmetto intends to apply for such termination as soon as practicable after approval by stockholders.

     The Common Stock is currently registered under the 1934 Act. Such registration may be terminated by First Palmetto if the Common Stock is no longer held by 300 or more stockholders of record. Termination of registration of the Common Stock under the 1934 Act would substantially reduce the information required to be furnished by First Palmetto to its stockholders and to the SEC and would make certain provisions of the 1934 Act, such as the short-swing profit recovery provisions of Section 16(b) of the 1934 Act, proxy statement disclosure in connection with stockholders meetings and the related requirement of an annual report to stockholders, no longer applicable to First Palmetto. Accordingly, for a total expenditure by First Palmetto of approximately $25,000, First Palmetto estimates it will eliminate costs and expenses associated with continuance of the 1934 Act registration, which First Palmetto estimates approximately $50,000 on an annual basis.

     One related benefit from the termination of registration of the Common Stock under the 1934 Act will be the retention of certain proprietary information of First Palmetto. First Palmetto's 1934 Act filings can be readily analyzed by First Palmetto's competitors.

     With respect to the executive officers and directors of First Palmetto, in the event the registration of the Common Stock is terminated under the 1934 Act:
(a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the 1934 Act, including without limitation the reporting and short-swing profit provisions of
Section 16, and (b) executive officers, directors and other affiliates of First Palmetto may be deprived of the ability to dispose of shares of Common Stock pursuant to Rule 144 under the Securities Act of 1933 (the "1933 Act").

     Upon termination of 1934 Act registration, First Palmetto will continue to be subject to the general anti - fraud provisions of federal and applicable state securities laws.

Consequences Under Federal Securities Laws

     First Palmetto has not filed with the SEC a registration statement under the 1933 Act for the registration of the new Common Stock and the Preferred Stock to be issued and exchanged pursuant to the Reverse Stock Split Proposal. Instead, the new Common Stock and the Preferred Stock will be issued in reliance on exemptions contained in Section 3(a)(9) and Rule 145(a)(1) under the 1933 Act. Shares of new Common Stock and Preferred Stock received by First Palmetto stockholders upon consummation of the reverse stock split are expected to be freely transferable under the 1933 Act by those stockholders of First Palmetto not deemed to be "affiliates" of First Palmetto. Shares of new Common Stock and Preferred Stock acquired by persons who are "affiliates" of First Palmetto will be subject to the resale restrictions of Rule 144 under the 1933 Act. Affiliates are generally defined as persons who control, are controlled by, or are under common control with First Palmetto at the time of the Annual Meeting (generally executive officers and directors).

     Under paragraph (e) of Rule 144, each affiliate of First Palmetto, together with any other person whose sales are required to be aggregated with those of the affiliate under Rule 144, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares or (ii) the average weekly trading volume in such shares during the preceding four calendar weeks. Pursuant to paragraph (f) of Rule 144, the shares are required to be sold in "brokers' transactions," as defined in paragraph (g) of Rule 144, or in transactions directly with a "market maker," as defined in Section 3(a)(38) of the 1934 Act, as well as comply with certain other manner of sale requirements set forth in paragraph (f). Pursuant to paragraph (c) of Rule 144, the ability of affiliates to resell shares of stock received in the reverse stock split under Rule 144 will be subject to First Palmetto's having satisfied certain 1934 Act reporting requirements for specified periods prior to the time of sale. However, if the Reserve Stock Split Proposal is approved, First Palmetto will terminate the Common Stock's 1934 Act registration as soon as practicable thereafter and will not register the Preferred Stock under the 1934 Act. Therefore, the ability of affiliates to dispose of shares pursuant to Rule 144 may be deprived. See "-- Termination of 1934 Act Registration of Common Stock." Affiliates also would be permitted to resell the stock received in reverse stock split pursuant to an effective registration statement under the 1933 Act or an available exemption from the 1933 Act registration requirements.

Effect on Market for Shares

     First Palmetto's Charter currently authorizes the issuance of 1,500,000 shares of Common Stock and 500,000 shares of serial preferred stock. The Reverse Stock Split Proposal, if approved and effected, will reduce significantly the number of holders of Common Stock and the number of outstanding shares of Common Stock. First Palmetto believes that completion of the Reverse Stock Split and deregistration of the Common Stock under the 1934 Act will cause the public market for shares of new Common Stock to be eliminated.

     First Palmetto has no current plans to issue additional shares of stock, but First Palmetto reserves the right to do so at any time and from time to time at such prices and on such terms as the Board of Directors determines to be in the best interests of First Palmetto and its then stockholders. Persons who continue as stockholders following implementation of the Reverse Stock Split Proposal will not have any preemptive or other preferential rights to purchase any of First Palmetto's stock that may be issued by First Palmetto in the future, unless such rights are specifically granted to the stockholders.

Potential Detriments of Reverse Stock Split Proposal to Stockholders; Accretion in Ownership and Control of Certain Stockholders

     Potential detriments to stockholders who remain as holders of new Common Stock and Preferred Stock if the reverse stock split is effected include decreased access to information and decreased liquidity. If the Reverse Stock Split Proposal is effected, First Palmetto intends to terminate the registration of its Common Stock under the 1934 Act. As a result of such termination, First Palmetto will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act. The liquidity and market value of the shares of Common Stock held by unaffiliated stockholders may be adversely affected by the reverse stock split and by termination of the registration of the Common Stock under the 1934 Act.

     The Board of Directors did not retain either an investment bank or other financial adviser to render a report or opinion with respect to the fairness of the Reverse Stock Split Proposal to First Palmetto or its stockholders or an unaffiliated representative to represent the unaffiliated stockholders of First Palmetto in negotiating the terms of the Reverse Stock Split Proposal. The Board of Directors considered the Evaluation relating to the value of the Preferred Stock to be issued to stockholders holding fewer than 125 shares of Common Stock in any one record account. See "-- Evaluation of RP Financial."

Stock Certificates

     If First Palmetto's stockholders approve the Reverse Stock Split Proposal, it is the present intention of First Palmetto to file a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split Proposal will become effective on the date of that filing. Assuming stockholder approval of the Proposal is obtained, First Palmetto plans to file the Certificate of Amendment at a time to be determined by the officers of First Palmetto, expected to be as promptly as
possible, but in any event not later than ____________.   First Palmetto Savings
Bank has been appointed exchange agent (the "Transfer Agent") to carry out the exchange of certificates for new Common Stock and/or Preferred Stock.

     On the Effective Date, each 125 shares of Common Stock will automatically be combined and changed into one share of new Common Stock, and shares of Preferred Stock will be issued in exchange for Common Stock interests of less than 125 shares. No additional action on the part of First Palmetto or any stockholder will be required in order to effect the reverse stock split. Stockholders of record will be requested to exchange their certificates representing shares of Common Stock held prior to the reverse stock split for certificates representing shares of new Common Stock and Preferred Stock issued as a result of the reverse stock split. Such stockholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing shares of Common Stock subsequently presented for transfer will not be transferred on the books and records of First Palmetto until the certificates representing the shares of Common Stock have been exchanged for certificates representing shares of new Common Stock and Preferred Stock. Stockholders should not submit any
                                  ----------------------------------
certificates until requested to do so. In the event any certificate
-------------------------------------
representing shares of Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date with respect to the new Common Stock or Preferred Stock represented by such certificate will be withheld by First Palmetto until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to the public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

     As described above, stockholders with share certificates will receive a letter of transmittal after the reverse stock split is completed. These stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent before they can receive new Common Stock and/or Preferred Stock for those shares.

     No service charges will be payable by stockholders in connection with the exchange of certificates or the issuance of new Common Stock and Preferred Stock, all expenses of which will be borne by First Palmetto.

Material Federal Income Tax Consequences

     We summarize below the material federal income tax consequences to First Palmetto and stockholders resulting from the Reverse Stock Split Proposal. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary is not binding on the IRS. There can be no assurance and none is given that the IRS or the courts will not adopt a position that is contrary to the statements contained in this summary. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many stockholders may be subject to special tax rules. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

     This summary assumes that you are a one of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources; (4) a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) any other person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net basis. This summary also assumes that you have held and will continue to hold your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended.

     You should consult your tax advisor as to the particular federal, state,
     ------------------------------------------------------------------------
local, foreign, and other tax consequences, in light of your specific
---------------------------------------------------------------------
circumstances.
--------------

     We believe that the Reverse Stock Split Proposal should be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to First Palmetto.

     If you continue to hold new Common Stock after the reverse stock split, you should not recognize any gain or loss in the reverse stock split, and you should have the same adjusted tax basis and holding period in your new Common Stock as you had in the Common Stock immediately prior to the reverse stock split.

     If you receive Preferred Stock in the reverse stock split, and based on the Evaluation as to the value of the Preferred Stock in relation to the Common Stock fractional interests, you should not recognize any gain or loss in the reverse stock split, and you should have the same adjusted tax basis and holding period in the Preferred Stock as you had in the Common Stock immediately prior to the reverse stock split. See "-- Evaluation of RP Financial." If you receive both new Common Stock and Preferred Stock in the reverse stock split, then the adjusted tax basis you had in the Common Stock immediately prior to the reverse stock split should be allocated between the new Common Stock and Preferred Stock in proportion to their respective fair market values, which should reflect the 1-to-125 reverse stock split ratio.

     If you receive both new Common Stock and Preferred Stock, then the Preferred Stock you receive may constitute "Section 306" stock. In general, IRS rulings have stated that stock that is redeemable by the issuing corporation for a fixed price can be Section 306 stock. We will have the right to redeem the Preferred Stock for the greater of the fair market value of the Preferred Stock as determined by the Board of Directors or 115% of an independent appraisal of the fair market value of the Preferred Stock. Because the redemption price of the Preferred Stock is based on fair market value rather than a fixed price, we believe that the Preferred Stock should not be classified as Section 306 stock. The IRS and the courts, however, are not bound by our conclusion and may disagree with us.

     If we exercise our right to redeem the Preferred Stock and the Preferred Stock is Section 306 stock, then to the extent you recognize gain or loss on the redemption, such gain or loss will be ordinary rather than capital. If you sell or otherwise dispose of your Preferred Stock and the Preferred Stock is Section 306 stock, then to the extent you realize gain on the disposition, such gain will be ordinary rather than capital, and to the extent you realize loss on the disposition, such loss will not be recognized. You are strongly urged to consult with your tax advisor as to the federal tax consequences of holding Section 306 stock.

Appraisal Rights

     No appraisal rights are available under the Delaware General Corporation Law or under the Charter or Bylaws of First Palmetto to any stockholder who dissents from the proposal to approve the Reverse Stock Split Proposal. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Reservation of Rights

     Although the Board of Directors requests stockholder approval of the proposed amendment to the Restated Certificate of Incorporation, the Board reserves the right to decide, in its discretion, to withdraw the Reverse Stock Split Proposal from the agenda of the Annual Meeting prior to any stockholder vote thereon or to abandon the Reverse Stock Split Proposal after such vote before the Effective Date even if the Proposal is approved. Although the Board presently believes that the Proposal is in the best interests of First Palmetto and its stockholders, and thus has recommended a vote for the Proposal, the Board nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the Effective Date, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split Proposal at that time. If the Board decides to withdraw the Reverse Stock Split Proposal from the agenda of the Annual Meeting, the Board will notify the stockholders of such decision promptly by mail and by announcement at the Annual Meeting. If the Board decides to abandon the Reverse Stock Split Proposal after the Annual Meeting and before the Effective Date, the Board will notify the stockholders of such decision promptly by mail.

     The Board recommends that you vote FOR the Reverse Stock Split Proposal.
     -----------------------------------------------------------------------
Proxies solicited by the Board of Directors will be voted FOR this Proposal, unless you specify otherwise in your proxy.


--------------------------------------------------------------------------------
                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors expects to appoint KPMG LLP to audit First Palmetto's financial statements for the fiscal year ending September 30, 2000. KPMG LLP served as First Palmetto's independent auditors for the year ended September 30, 1999 and has served as First Palmetto's independent auditors since 1991. A representative of KPMG LLP is expected to be present at the Annual Meeting. He will be available to respond to appropriate questions and will have the opportunity to make a statement if he desires to do so.

--------------------------------------------------------------------------------
                            SOLICITATION INFORMATION
--------------------------------------------------------------------------------

     The cost of soliciting proxies in the form enclosed herewith will be borne by First Palmetto. In addition to solicitation of proxies by mail, First Palmetto, through its directors, officers and regular employees, may also solicit proxies personally or by telegraph or telephone without additional compensation. First Palmetto will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

--------------------------------------------------------------------------------
                             STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     If Proposal II is not approved at the Annual Meeting or the Reverse Stock Split Proposal is not implemented prior to next year's Annual Meeting of Stockholders, any proposal intended to be presented by any stockholder for action at next year's Annual Meeting must be received by the Secretary of First Palmetto at First Palmetto's main office, 407 DeKalb Street, Camden, South Carolina 29020 not later than __________ in order for the proposal to be considered for inclusion in the proxy materials relating to that Annual Meeting.

     First Palmetto's Certificate of Incorporation provides that due notice of business to be bought before an annual meeting by a stockholder must be delivered to the principal executive offices of First Palmetto neither fewer than 30 nor more than 90 days prior to the meeting, unless notice or prior public disclosure of the date of the meeting occurs fewer than 45 days prior to the date of the meeting, in which event the Certificate of Incorporation provides that due notice of business to be brought before the meeting by a stockholder must be delivered not later than the close of business on the 15th day following the day on which notice of the day of the meeting was mailed or public disclosure was made. To be timely under the Certificate of Incorporation, a stockholder's proposal for new business in connection with next year's Annual Meeting of Stockholders (to be held on or about _______ __, 2000) must be delivered on or before __________ __, 2000 (if 45 days' notice or prior public disclosure is given). Nothing in this paragraph shall be deemed to require First Palmetto to include in its proxy materials any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission or First Palmetto's Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

Financial Information


     A copy of First Palmetto's Annual Report to Stockholders for fiscal 1999 accompanies this Proxy Statement. First Palmetto has filed an Annual Report on Form 10-K (File No. 0-18932) for the fiscal year ended September 30, 1999 with the SEC (the "Form 10-K"). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to the Secretary of First Palmetto at Post Office Box 861, Camden, South Carolina 29020. The Form 10-K is incorporated by reference in this Proxy Statement.

Available Information

     First Palmetto is subject to the information requirements of the 1934 Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13/th/ Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14/th/ Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC Internet Website (http://www.sec.gov.)


                              BY ORDER OF THE BOARD OF DIRECTORS

                              DARLENE H. LOVE

                              SECRETARY

Camden, South Carolina

____________ __, 2000

                                                                      Appendix A


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      FIRST PALMETTO FINANCIAL CORPORATION

               -------------------------------------------------
                    Pursuant to Section 242 of the General

                   Corporation Law of the State of Delaware
               -------------------------------------------------


     FIRST PALMETTO FINANCIAL CORPORATION, a Delaware corporation, does hereby certify as follows:


     FIRST: The first paragraph of Article IV of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:


               The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is five hundred twelve thousand (512,000), of which twelve thousand (12,000) shall be common stock, par value $1.25 per share, amounting in the aggregate to fifteen thousand dollars ($15,000), and of which five hundred thousand (500,000) shall be serial preferred stock, par value $0.01 per share, amounting in the aggregate to five thousand dollars ($5,000). The shares may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders. The consideration for the issuance of the shares shall be paid in full before issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, services actually performed for the Corporation, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.


     SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has cause this Certificate to be duly executed in its corporate name this _____ day of __________, 2000.


                         FIRST PALMETTO FINANCIAL CORPORATION


                         By: _______________________________
                             Name:
                             Title:


ATTEST:


By: _______________________________
    Name:
    Title:

                                                                      Appendix B

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants

                                                                 January 3, 2000


Board of Directors
First Palmetto Financial Corporation
407 DeKalb Street
Camden, South Carolina  29020

Members of the Board of Directors:

     At your request, we have completed and hereby provide an independent analysis and evaluation ("Evaluation") of the estimated fair market value of the Preferred Stock of First Palmetto Financial Corporation ("First Palmetto"), which is to be issued to holders of First Palmetto Common Stock in lieu of fractional share interests resulting from a reverse stock split. All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Proxy Statement authorized by the Board of Directors of First Palmetto, which sets forth a proposal to amend First Palmetto's Restated Certificate of Incorporation to effect a 1-for-125 reverse stock split of the Common Stock.


RP Financial, LC.
-----------------

     RP Financial, LC. of Arlington, Virginia, is a financial consulting firm that, among other things, specializes in the fair market valuation of the equity and debt securities issued by financial institutions and their subsidiary companies. RP Financial has been approved as a qualified financial institution appraisal firm by the Office of General Counsel of the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), and numerous state banking agencies. The principals and staff of RP Financial have served as fair market appraisers and consultants for over 500 financial institutions pursuant to initial and secondary offerings (including rights offerings), business combinations, mutual-to-stock conversions, mutual holding company formations, ESOPs and stock option plans, audited financial statement disclosure and other purposes.

     Neither RP Financial nor its employees have any present or contemplated future interest in the Common Stock or Preferred Stock of First Palmetto or its principals or any other interest that might tend to prevent RP Financial in making a fair and unbiased evaluation.


Definition of Fair Market Value
-------------------------------

     Throughout this letter, the terms "market value" and "fair market value" are considered to represent the value at which a willing buyer and willing seller, both being informed of the relevant facts about the business, could reasonably conduct a transaction, neither party acting under any compulsion to do so.

     Among other factors, our Evaluation takes into consideration all elements of appraisal listed in Internal Revenue Service Ruling 59-60, which provides guidelines for the appraisal of closely held stocks. Revenue ruling 59-60 states that all relevant factors should be taken into consideration, including the following:
--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                       Fax No: (703) 528-1788

RP Financial, LC.
Board of Directors
January 3, 2000
Page 2


     (1) The nature of the business and the history of the enterprise from its inception;
     (2) The economic outlook in general and the condition and outlook of the specific industry in particular;
     (3) The book value of the stock and the financial condition of the business;
     (4)  The earning capacity of the company;
     (5)  The dividend-paying capacity of the company;
     (6) Whether or not the enterprise has goodwill or other intangible value;
     (7) Sales of the stock and the size of the block of stock to be valued; and,
     (8) The market price of stocks of corporations engaged in the same or similar line of business having their stocks actively traded in a free and open market, either on an exchange or over the counter.


Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock or the Preferred Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock or Preferred Stock will thereafter be able to buy or sell such shares at prices related to the foregoing valuation.

     RP Financial's valuation was determined based on the financial condition and operations of First Palmetto, as of September 30, 1999.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.


Description and Purpose of Transaction
--------------------------------------

     The Board of Directors is proposing to amend First Palmetto's Restated Certificate of Incorporation to effect a 1-for-125 reverse stock split of the Common Stock, and to issue shares of Preferred Stock in lieu of fractional share interests to any First Palmetto stockholder who, following the reverse split, would hold less than one share of Common Stock in any discrete account (the "Reverse Stock Split Proposal"). Accordingly, if the Reverse Stock Split Proposal is approved, all registered shareholders on the Effective Date will receive 1 share of new Common Stock for every 125 shares of Common Stock held of record in their accounts at that time. Any registered stockholder who holds fewer than 125 shares of Common Stock in a record account will receive one share of Preferred Stock for each share of Common Stock instead of a fractional share. All fractional shares in a record account that exceed 125 shares of Common Stock will also be converted into one share of Preferred Stock for each share of Common Stock instead of a fractional share. For example, if a stockholder holds 150 shares of Common Stock in a record account as of the Effective Date, the stockholder holder would

RP Financial, LC.
Board of Directors
January 3, 2000
Page 3


receive 1 share of Common Stock and 25 shares of Preferred Stock after the reverse stock split instead of 1.2 shares of Common Stock.

     The Board of Directors of First Palmetto has stated that the purpose of the Reverse Stock Split is to reduce the number of stockholders of record of Common Stock to fewer than 300 persons in order to relieve First Palmetto of the administrative burden and cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements of the Security and Exchange Commission ("SEC") under the 1934 Act, by deregistering the Common Stock under the 1934 Act. If the Reverse Stock Split Proposal is effected, the Board of Directors believes that, based on First Palmetto's stockholder records, there will be fewer than 300 stockholders of record of new Common Stock. In connection with the deregistering of its Common Stock under the 1934 Act, First Palmetto plans to become a privately held company.

     First Palmetto incurs direct and indirect costs associated with the SEC's filing and reporting requirements imposed on public companies. First Palmetto estimates that termination of the registration of Common Stock under the 1934 Act will save First Palmetto approximately $50,000 per year in legal, accounting and other expenses. First Palmetto also incurs indirect costs as a result of, among other things, the executive time expended to prepare and review such filings. The Board believes that the disadvantages of having First Palmetto continue to be a 1934 Act registrant outweigh any advantages. The Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as consideration for any such acquisition. Accordingly, First Palmetto is not likely to make use of any advantage that First Palmetto's status as a reporting company may offer.


Rights of Preferred Stockholders
--------------------------------

     As described in the Proxy materials, the Preferred Stock issued by First Palmetto will have the following rights:

     1. The Preferred stock will be non-voting, except as required by Delaware law.

     2. The Preferred Stock will be entitled to receive dividends. No dividend may be paid on the new Common Stock unless an equivalent dividend is paid concurrently on the Preferred Stock. Unless otherwise determined by the Board, an equivalent dividend will be based on the 1-for-125 reverse stock split ratio.

     3. In the unlikely event of a liquidation, the Preferred Stock would have a preference over the Common Stock.

     4. The Preferred Stock will be redeemable by First Palmetto at the option of First Palmetto, following a two year period subsequent to the Effective Date. The redemption price will be the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or 115 percent of a current independent appraisal of such value.

RP Financial, LC.
Board of Directors
January 3, 2000
Page 4


     5. In the event of a negotiated acquisition of First Palmetto, the Preferred Stock will be valued by the Board on the same basis as the Common Stock, subject to the 1-for-125 reverse stock split ratio.

     6. Prior to any transfer of the Preferred Stock which would result in a greater number of registered holders thereof, First Palmetto will have a right of first refusal to purchase such shares at the greater of the current fair market value of the Preferred Stock as determined by the Board of Directors or the most recent appraisal of such value. First Palmetto expects to obtain such an appraisal on an annual basis.


Valuation of Common Stock
-------------------------

     RP Financial prepared an independent appraisal of the Common Stock ("Common Stock Appraisal"), dated December 17, 1999, which concluded with a fair market value of the Common Stock of $75.00 per share. The Common Stock Appraisal is hereby incorporated by reference. The valuation approaches, methodologies and conclusions are fully described in the Common Stock Appraisal.


Analysis and Evaluation of Preferred Stock
------------------------------------------

     RP Financial concluded that as of December 17, 1999, the estimated value of the Common Stock was $75.00 per share. RP Financial considered a number of factors described in more detail below, in its analysis and evaluation of the Preferred Stock. Based on these factors, RP Financial concluded that the fair market value of the Preferred Stock is substantially equivalent to $75.00 per share. In reaching our conclusion that the fair market values of the Preferred Stock and Common Stock were substantially equivalent, we took into consideration the comparative rights of the Preferred Stock and the Common Stock.

     Our assessment of the comparative rights of the Preferred Stock and Common Stock took into consideration the loss of voting rights by the holders of the Preferred Stock and the ability of First Palmetto to redeem the Preferred Stock at its option, both of which were considered to be negative valuation considerations for the Preferred Stock relative to the Common Stock. It is our view that the negative valuation considerations associated with the loss of voting rights and the redemption feature were offset by other positive valuation considerations associated with the Preferred Stock, which included the dividend preference and liquidation preference of the Preferred Stock, the probability of a more liquid trading market for the Preferred Stock and the premium price to be received by the holders of the Preferred Stock in the event of a redemption.

     It is anticipated that the Preferred Stock will have a more liquid trading market relative to the Common Stock, since the 1-for-125 reserve stock split of the Common Stock will result in fewer shares of Common Stock outstanding in comparison to the number of shares of Preferred Stock that will be outstanding. Additionally, the reverse split adjusted price of the Common Stock will be significantly higher than price of the Preferred Stock, which we also believe will result in a relatively more liquid trading market for the Preferred Stock.

     In the event the Preferred Stock is redeemed by First Palmetto, the redemption price will be the greater of the current fair market value of the Preferred Stock as determined by the

RP Financial, LC.
Board of Directors
January 3, 2000
Page 5


Board of Directors or 115 percent of a current independent appraisal of such value. The premium associated with the redemption price is believed to adequately compensate the holders of the Preferred Stock at the time of redemption for foregoing potential increases in value. Our conclusion in this regard considered historical control premium data for thrift acquisitions announced in 1998 and 1999, which indicate that the average control premium paid for thrift acquisitions announced in 1998 and year-to-date 1999 equaled 24.0 percent and 39.0 percent, respectively, based on the closing stock prices of the acquired institutions one day prior to the announcement date of their acquisitions (see Exhibits I and II). We concluded that the 15 percent premium upon redemption reasonably reflects the uncertainty of future events, yet still compensates the Preferred Stock holders adequately for foregoing potential increases in value, given that there is no certainty as to the timing or probability that a negotiated acquisition of First Palmetto would be completed following the redemption.

     Overall, the Preferred Stock has the same dividend and price under a merger as the Common Stock. The downward valuation adjustment relative to the Common Stock for the lack of voting rights and redemption provision are substantially and equally offset by the Preferred Stock's dividend preference, liquidation preference, anticipated greater liquidity and premium on redemption. These factors were all considered in RP Financial's conclusion that the Preferred Stock has a fair market value substantially equivalent to the Common Stock.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.

                                        /s/ RP Financial, LC.

                            EXHIBITS

RP Financial, LC.



                               LIST OF EXHIBITS


 Exhibit
 Number               Description
 -------              -----------

     I    Thrift Acquisitions Announced in 1998

    II    Thrift Acquisitions Announced in 1999

                                   EXHIBIT I

                     Thrift Acquisitions Announced in 1998

                                    Exhibit I
                      Thrift Acquisitions Announced in 1998




                                                                                                        Price/ Book  Price/ Earnings
                                                                                                       Announcement     Announcement
Announced  Completion  Buyer Name                              Seller Name                                      (%)              (x)
   Date        Date
 04/23/98    11/16/98  Ambanc Holding Co. Inc.                 AFSALA Bancorp Inc.                           144.62            22.58

 08/28/98    06/03/99  American General Corporation            Standard Pacific Savings, FA                      NA               NA

 04/03/98    10/01/98  Astoria Financial Corporation           Long Island Bancorp Inc.                      299.09            32.11

 02/25/98    09/30/98  BB&T Corporation                        Maryland Federal Bancorp Inc.                 233.87            25.55

 05/07/98    09/03/98  Blackhawk Bancorp, Inc.                 First Financial Bancorp Inc.                  161.46               NM

 02/27/98    06/26/98  Blue River Bancshares                   Shelby County Bancorp                         136.28            18.95

 09/29/98    03/31/99  Capital Bank                            Home Savings Bank of Siler City Inc. SSB      147.37            58.07

 06/29/98    09/30/98  Carolina First Corporation              Poinsett Financial Corporation                319.74               NM

 05/29/98    09/30/98  Cecil Bancorp Inc.                      Columbian Bank, A FSB                         159.60            21.19

 05/07/98    08/03/98  Central Bancshares Inc.                 Pioneer Financial Corporation                 220.46            15.18

 10/28/98    03/29/99  Centura Banks Inc.                      First Coastal Bankshares Inc.                 262.11            28.33

 08/26/98    02/05/99  Centura Banks Inc.                      Scotland Bancorp Inc.                         147.61            23.50

 04/24/98    10/16/98  Charter One Financial Inc.              CS Financial Corporation                      251.83            28.18

 06/15/98    11/30/98  Charter One Financial Inc.              ALBANK Financial Corporation                  257.80            23.06

 10/12/98    02/26/99  Coal City Corporation                   Avondale Financial Corp.                          NM               NM

 02/12/98    07/31/98  Commercial Federal Corporation          AmerUs Bank                                   193.12            13.74

 03/09/98    08/14/98  Commercial Federal Corporation          First Colorado Bancorp, Inc.                  240.96            24.59

 04/22/98    12/14/98  Community West Bancshares               Palomar Savings & Loan Association            220.00            19.71

 11/18/98    08/02/99  Crown Group Inc.                        Delaware First Financial Corporation          111.35               NM

 12/16/98    05/21/99  Dime Bancorp Inc.                       Lakeview Financial Corp.                      195.49             9.95

 07/20/98    01/21/99  Dime Community Bancshares Inc.          Financial Bancorp Inc.                        246.50            24.40

 03/20/98    08/31/98  Emclaire Financial Corp.                Peoples Savings Financial Corporation         129.48            29.21

 07/06/98    11/20/98  Enterprise Federal Bancorp Inc.         Security Savings Holding Co. Inc.             165.67            22.00

 09/09/98    04/30/99  FBOP Corporation                        Calumet Bancorp Inc.                          115.36            11.47

 09/28/98    03/19/99  Fidelity Financial of Ohio Inc.         Glenway Financial Corp.                           NM               NM

 01/14/98    06/26/98  Fifth Third Bancorp                     CitFed Bancorp, Inc.                          338.79            28.24

 09/25/98    05/14/99  Fifth Third Bancorp                     Enterprise Federal Bancorp Inc.               283.92            34.31

 01/05/98    06/19/98  Fifth Third Bancorp                     State Savings Company                         338.73            27.33

 05/18/98    09/30/98  First Charter Corporation               HFNC Financial Corp.                          142.07            18.62

 08/17/98    04/13/99  First Federal Savings Bank of Siouxland Mid-Iowa Financial Corp.                      194.05            19.48

 12/07/98    04/02/99  First National Bank of Shelby           First Carolina Federal Savings Bank           204.86               NM

 07/09/98    12/18/98  First Source Bancorp Inc.               Pulse Bancorp Inc.                            221.15            18.18

 08/13/98    12/31/98  First Western Bank                      Mitchell Bancorp                              127.23            40.00

 09/03/98    12/29/98  FirstCapital Bank SSB                   Liberty Savings Association                       NA               NA

 04/05/98    10/23/98  FirstMerit Corporation                  Security First Corporation                    349.37            27.36

 05/14/98    12/31/98  FLAG Financial Corporation              The Brown Bank                                203.32            53.02

 06/25/98    12/31/98  German American Bancorp                 1ST Bancorp                                   243.84            28.74

 02/05/98    09/11/98  Golden State Bancorp Inc.               First Nationwide Holdings                         NM               NM

 09/08/98    04/01/99  Greater Community Bancorp               First Savings Bancorp of Little Falls         227.77            26.20

 03/31/98    08/21/98  Hudson United Bancorp                   Dime Financial Corporation                    249.19            12.10

 03/31/98    08/14/98  Hudson United Bancorp                   IBS Financial Corp.                           187.06            38.38

 01/27/98    11/10/98  Jackson National Life Insurance Company First FS&LA of San Bernardino                 128.02               NM

 10/15/98    03/31/99  Kearny Federal Savings Bank             1st Bergen Bancorp                            177.91            28.57

 07/02/98    03/01/99  Lutheran Brotherhood Financial          Metro Community Bank, FSB                     169.66               NM

 08/17/98    12/31/98  MAF Bancorp Inc.                        Westco Bancorp Inc.                           152.94            17.54

                                                                                                      Price/ Assets
                                                                                                       Announcement   1 Day Premium
Announced  Completion  Buyer Name                              Seller Name                                      (%)             (%)
   Date        Date
04/23/98    11/16/98  Ambanc Holding Co. Inc.                 AFSALA Bancorp Inc.                             18.70           1.20

08/28/98    06/03/99  American General Corporation            Standard Pacific Savings, FA                       NA             NA

04/03/98    10/01/98  Astoria Financial Corporation           Long Island Bancorp Inc.                        29.08           3.33

02/25/98    09/30/98  BB&T Corporation                        Maryland Federal Bancorp Inc.                   21.50          16.68

05/07/98    09/03/98  Blackhawk Bancorp, Inc.                 First Financial Bancorp Inc.                    15.47          17.65

02/27/98    06/26/98  Blue River Bancshares                   Shelby County Bancorp                           11.11             NA

09/29/98    03/31/99  Capital Bank                            Home Savings Bank of Siler City Inc. SSB        24.99          33.45

06/29/98    09/30/98  Carolina First Corporation              Poinsett Financial Corporation                  20.22             NA

05/29/98    09/30/98  Cecil Bancorp Inc.                      Columbian Bank, A FSB                           10.66             NA

05/07/98    08/03/98  Central Bancshares Inc.                 Pioneer Financial Corporation                   28.66         129.07

10/28/98    03/29/99  Centura Banks Inc.                      First Coastal Bankshares Inc.                   20.69          27.79

08/26/98    02/05/99  Centura Banks Inc.                      Scotland Bancorp Inc.                           37.16          29.65

04/24/98    10/16/98  Charter One Financial Inc.              CS Financial Corporation                        18.81             NA

06/15/98    11/30/98  Charter One Financial Inc.              ALBANK Financial Corporation                    26.31          42.87

10/12/98    02/26/99  Coal City Corporation                   Avondale Financial Corp.                           NM           0.00

02/12/98    07/31/98  Commercial Federal Corporation          AmerUs Bank                                     14.65             NA

03/09/98    08/14/98  Commercial Federal Corporation          First Colorado Bancorp, Inc.                    34.04           6.19

04/22/98    12/14/98  Community West Bancshares               Palomar Savings & Loan Association              15.52             NA

11/18/98    08/02/99  Crown Group Inc.                        Delaware First Financial Corporation            17.71          51.22

12/16/98    05/21/99  Dime Bancorp Inc.                       Lakeview Financial Corp.                        19.99           3.08

07/20/98    01/21/99  Dime Community Bancshares Inc.          Financial Bancorp Inc.                          23.71          26.56

03/20/98    08/31/98  Emclaire Financial Corp.                Peoples Savings Financial Corporation           27.42             NA

07/06/98    11/20/98  Enterprise Federal Bancorp Inc.         Security Savings Holding Co. Inc.               17.77             NA

09/09/98    04/30/99  FBOP Corporation                        Calumet Bancorp Inc.                            22.46          18.52

09/28/98    03/19/99  Fidelity Financial of Ohio Inc.         Glenway Financial Corp.                            NM           8.90

01/14/98    06/26/98  Fifth Third Bancorp                     CitFed Bancorp, Inc.                            22.02          42.87

09/25/98    05/14/99  Fifth Third Bancorp                     Enterprise Federal Bancorp Inc.                 19.05          50.03

01/05/98    06/19/98  Fifth Third Bancorp                     State Savings Company                           32.24             NA

05/18/98    09/30/98  First Charter Corporation               HFNC Financial Corp.                            24.52           2.50

08/17/98    04/13/99  First Federal Savings Bank of Siouxland Mid-Iowa Financial Corp.                        20.88          22.45

12/07/98    04/02/99  First National Bank of Shelby           First Carolina Federal Savings Bank             15.38             NA

07/09/98    12/18/98  First Source Bancorp Inc.               Pulse Bancorp Inc.                              19.70          12.28

08/13/98    12/31/98  First Western Bank                      Mitchell Bancorp                                50.93          24.03

09/03/98    12/29/98  FirstCapital Bank SSB                   Liberty Savings Association                        NA             NA

04/05/98    10/23/98  FirstMerit Corporation                  Security First Corporation                      37.63          30.85

05/14/98    12/31/98  FLAG Financial Corporation              The Brown Bank                                  11.26             NA

06/25/98    12/31/98  German American Bancorp                 1ST Bancorp                                     22.00             NA

02/05/98    09/11/98  Golden State Bancorp Inc.               First Nationwide Holdings                          NM             NA

09/08/98    04/01/99  Greater Community Bancorp               First Savings Bancorp of Little Falls           12.67             NA

03/31/98    08/21/98  Hudson United Bancorp                   Dime Financial Corporation                      21.99           6.25

03/31/98    08/14/98  Hudson United Bancorp                   IBS Financial Corp.                             32.77           3.63

01/27/98    11/10/98  Jackson National Life Insurance Company First FS&LA of San Bernardino                    5.89          50.00

10/15/98    03/31/99  Kearny Federal Savings Bank             1st Bergen Bancorp                              21.51          33.33

07/02/98    03/01/99  Lutheran Brotherhood Financial          Metro Community Bank, FSB                       16.47             NA

08/17/98    12/31/98  MAF Bancorp Inc.                        Westco Bancorp Inc.                             25.79          14.31



                                                                                                        Price/ Book  Price/ Earnings
                                                                                                       Announcement     Announcement
Announced  Completion  Buyer Name                              Seller Name                                      (%)              (x)
   Date        Date
 06/25/98    01/01/99  Mutual Bancorp of the Berkshires Inc.   Lenox Financial Services Corporation              NA               NA

 05/22/98    12/01/98  National City Bancshares                Princeton Federal Bank, FSB                   175.71            25.00

 04/09/98    12/15/98  Ohio Valley Banc Corp.                  Jackson Savings Bank                          119.51            24.16

 07/20/98    01/01/99  Peoples Heritage Financial Group        SIS Bancorp Inc.                              312.77            32.34

 10/20/98    03/26/99  Peoples Holding Company                 Inter-City Federal Savings Bank               227.14            33.33

 11/03/98    05/12/99  Perpetual Federal Savings & Loan Assoc. Progressive Federal Savings Bank                  NA               NA

 03/31/98    07/31/98  Private Investor - Marshall T. Reynolds Summit Savings, FSB                           146.39            16.20

 08/28/98    12/23/98  Provident Savings Bank                  Monarch Bank FSB                                  NA               NA

 03/11/98    08/05/98  R&G Financial Corp.                     Fajardo Federal Savings Bank                  206.74            26.64

 12/01/98    05/17/99  Republic Bancorp Inc.                   D & N Financial Corporation                   246.69            18.16

 02/10/98    11/09/98  Republic Bancshares Inc.                Bankers Savings Bank                          300.86               NM

 04/22/98    11/05/98  Republic Bancshares Inc.                Lochaven Federal Savings & Loan Association   206.77               NM

 05/28/98    10/29/98  Republic Security Financial Corporation First Palm Beach Bancorp Inc.                 237.88            30.75

 03/26/98    07/02/98  Republic Security Financial Corporation UniFirst Federal Savings Bank                 168.20            45.76

 07/20/98    03/22/99  Richmond County Financial Corp.         Bayonne Bancshares Inc.                       175.40            39.98

 05/26/98    02/17/99  Roslyn Bancorp Inc.                     TR Financial Corp.                            403.07            27.23

 03/09/98    10/01/98  Royal Bank of Canada                    Security First Network Bank                   190.00               NM

 02/02/98    12/03/98  Seacoast Financial Services Corp.       Sandwich Bancorp                              295.89            26.12

 05/04/98    11/19/98  Second Bancorp Inc.                     Trumbull Financial Corp.                      327.90            34.60

 02/06/98    06/30/98  Signal Corp.                            First Shenango Bancorp Inc.                   205.08            21.18

 12/17/98    07/19/99  Sky Financial Group Inc.                Wood Bancorp Inc.                             239.22            23.65

 02/26/98    06/30/98  Southside Bancshares Corp.              Public Service Bank FSB                       194.78            31.60

 10/21/98    04/01/99  Southwest Bancorporation of Texas Inc.  Fort Bend Holding Corp.                       173.72            23.14

 09/08/98    06/30/99  Sovereign Bancorp                       Peoples Bancorp Inc.                          111.70            44.98

 06/30/98    01/22/99  St Francis Capital Corp.                Reliance Bancshares Inc.                      107.41            47.62

 06/02/98    12/15/98  State Financial Services Corp.          Home Bancorp of Elgin Inc.                    139.78            51.32

 04/23/98    11/13/98  Sterling Financial Corporation          Big Sky Bancorp Inc.                          148.08            20.27

 06/18/98    11/23/98  Summit Bancorp                          NSS Bancorp                                   257.34            25.14

 04/15/98    09/01/98  Synovus Financial Corporation           Community Bank Capital Corporation            366.13            17.98

 01/15/98    08/11/98  Telebanc Financial Corporation          Direct Financial Corporation                  153.93               NM

 11/16/98    06/30/99  Temple-Inland Inc.                      HF Bancorp Inc.                               140.90               NM

 04/21/98    04/21/98  UCBH Holdings Inc.                      USB Holdings                                  145.36            12.87

 07/02/98    01/31/99  Union Planters Corp.                    First Mutual Bancorp                          127.41            46.25

 02/18/98    10/01/98  United Bankshares Inc.                  Fed One Bancorp                               213.40            27.42

 09/22/98    03/31/99  United National Bancorp                 Raritan Bancorp Inc.                          284.98            24.36

 10/26/98    09/01/99  United Payors & United Providers Inc.   Quantum Financial Holdings Inc.               132.35            25.25

 03/06/98    08/31/98  USB Holding Company                     Tappan Zee Financial Inc.                     151.10            30.56

 05/29/98    10/16/98  Valley National Bancorp                 Wayne Bancorp Inc.                            200.44            35.08

 09/16/98    01/28/99  VIB Corp.                               Bank of Stockdale FSB                         284.97            37.68

 03/17/98    10/01/98  Washington Mutual Inc.                  H.F. Ahmanson & Company                       390.67            22.38

 07/15/98    02/01/99  Westbank Corporation                    Cargill Bancorp Inc.                          157.22            31.89

 12/04/98    06/14/99  Winton Financial Corporation            BenchMark Federal Savings Bank                158.77               NM


                                                                                        Average:             209.18            27.62
                                                                                         Median:             201.88            28.21


                                                                                                      Price/ Assets
                                                                                                       Announcement   1 Day Premium
Announced  Completion  Buyer Name                              Seller Name                                      (%)             (%)
   Date        Date
 06/25/98    01/01/99  Mutual Bancorp of the Berkshires Inc.   Lenox Financial Services Corporation              NA             NA

 05/22/98    12/01/98  National City Bancshares                Princeton Federal Bank, FSB                    24.78             NA

 04/09/98    12/15/98  Ohio Valley Banc Corp.                  Jackson Savings Bank                           20.79             NA

 07/20/98    01/01/99  Peoples Heritage Financial Group        SIS Bancorp Inc.                               23.97          27.19

 10/20/98    03/26/99  Peoples Holding Company                 Inter-City Federal Savings Bank                26.59             NA

 11/03/98    05/12/99  Perpetual Federal Savings & Loan Assoc. Progressive Federal Savings Bank                  NA             NA

 03/31/98    07/31/98  Private Investor - Marshall T. Reynolds Summit Savings, FSB                             8.82             NA

 08/28/98    12/23/98  Provident Savings Bank                  Monarch Bank FSB                                  NA             NA

 03/11/98    08/05/98  R&G Financial Corp.                     Fajardo Federal Savings Bank                   21.73             NA

 12/01/98    05/17/99  Republic Bancorp Inc.                   D & N Financial Corporation                    14.69          30.71

 02/10/98    11/09/98  Republic Bancshares Inc.                Bankers Savings Bank                           18.26             NA

 04/22/98    11/05/98  Republic Bancshares Inc.                Lochaven Federal Savings & Loan Association     9.96             NA

 05/28/98    10/29/98  Republic Security Financial Corporation First Palm Beach Bancorp Inc.                  16.70          50.81

 03/26/98    07/02/98  Republic Security Financial Corporation UniFirst Federal Savings Bank                   9.50             NA

 07/20/98    03/22/99  Richmond County Financial Corp.         Bayonne Bancshares Inc.                        27.10          11.13

 05/26/98    02/17/99  Roslyn Bancorp Inc.                     TR Financial Corp.                             27.81          46.62

 03/09/98    10/01/98  Royal Bank of Canada                    Security First Network Bank                    31.25             NA

 02/02/98    12/03/98  Seacoast Financial Services Corp.       Sandwich Bancorp                               25.27          10.82

 05/04/98    11/19/98  Second Bancorp Inc.                     Trumbull Financial Corp.                       24.80             NA

 02/06/98    06/30/98  Signal Corp.                            First Shenango Bancorp Inc.                    27.26          27.34

 12/17/98    07/19/99  Sky Financial Group Inc.                Wood Bancorp Inc.                              35.48          29.59

 02/26/98    06/30/98  Southside Bancshares Corp.              Public Service Bank FSB                        12.06             NA

 10/21/98    04/01/99  Southwest Bancorporation of Texas Inc.  Fort Bend Holding Corp.                        19.85          14.47

 09/08/98    06/30/99  Sovereign Bancorp                       Peoples Bancorp Inc.                           43.44          26.31

 06/30/98    01/22/99  St Francis Capital Corp.                Reliance Bancshares Inc.                       55.69          21.21

 06/02/98    12/15/98  State Financial Services Corp.          Home Bancorp of Elgin Inc.                     37.13          13.87

 04/23/98    11/13/98  Sterling Financial Corporation          Big Sky Bancorp Inc.                           19.97          28.96

 06/18/98    11/23/98  Summit Bancorp                          NSS Bancorp                                    22.46          28.24

 04/15/98    09/01/98  Synovus Financial Corporation           Community Bank Capital Corporation             23.47             NA

 01/15/98    08/11/98  Telebanc Financial Corporation          Direct Financial Corporation                    8.15             NA

 11/16/98    06/30/99  Temple-Inland Inc.                      HF Bancorp Inc.                                11.58           8.82

 04/21/98    04/21/98  UCBH Holdings Inc.                      USB Holdings                                    7.68             NA

 07/02/98    01/31/99  Union Planters Corp.                    First Mutual Bancorp                           17.40           5.71

 02/18/98    10/01/98  United Bankshares Inc.                  Fed One Bancorp                                25.34           8.87

 09/22/98    03/31/99  United National Bancorp                 Raritan Bancorp Inc.                           22.48          15.89

 10/26/98    09/01/99  United Payors & United Providers Inc.   Quantum Financial Holdings Inc.                 8.65             NA

 03/06/98    08/31/98  USB Holding Company                     Tappan Zee Financial Inc.                      26.73          15.79

 05/29/98    10/16/98  Valley National Bancorp                 Wayne Bancorp Inc.                             27.21             NA

 09/16/98    01/28/99  VIB Corp.                               Bank of Stockdale FSB                          20.52             NA

 03/17/98    10/01/98  Washington Mutual Inc.                  H.F. Ahmanson & Company                        21.22          22.69

 07/15/98    02/01/99  Westbank Corporation                    Cargill Bancorp Inc.                           12.56             NA

 12/04/98    06/14/99  Winton Financial Corporation            BenchMark Federal Savings Bank                 10.07             NA


                                                                                        Average:              22.00          24.04
                                                                                         Median:              21.62          21.83



                                  EXHIBIT II

                     Thrift Acquisitions Announced in 1999

                                  Exhibit II
                      Thrift Acquisitions Announced in 1999

                                                                                                         Price/ Book Price/ Earnings

                                                                                                        Announcement    Announcement

Announced  Completion  Buyer Name                                 Seller Name                                  (%)             (x)

     Date        Date
 01/05/99    06/07/99  Anchor BanCorp Wisconsin Inc.              FCB Financial Corp.                         223.20           24.53

 01/27/99    07/09/99  BB&T Corporation                           First Citizens Corporation                  297.92           23.43

 04/28/99    11/19/99  BB&T Corporation                           First Liberty Financial Corp.               366.90           27.76

 03/18/99    08/11/99  Belvedere Capital Partners Inc.            Placer Savings Bank                         233.01           21.70

 02/17/99          NA  Bremer Financial Corporation               Northwest Equity Corporation                173.81           18.32

 01/25/99    07/01/99  BSB Bancorp Inc.                           Skaneateles Bancorp Inc.                    215.19           26.56

 08/06/99    01/06/00  Camco Financial Corporation                Westwood Homestead Financial Corporation    120.81           20.80

 07/27/99    12/20/99  Camden National Corporation                KSB Bancorp Inc.                            203.50           15.51

 04/14/99    10/04/99  CCB Financial Corporation                  Stone Street Bancorp Inc.                   126.98           24.01

 05/19/99    12/15/99  Central Bancompany                         Fulton Bancorp Inc.                         124.59           29.02

 08/05/99          NA  Century South Banks Inc.                   Haywood Bancshares Inc.                     122.27              NM

 05/17/99    10/01/99  Charter One Financial Inc.                 St. Paul Bancorp Inc.                       229.66           38.15

 05/03/99    10/12/99  Citizens Bancshares Company                MBLA Financial Corp.                        106.20           16.54

 01/23/99    06/01/99  CNB Bancorp Inc.                           Adirondack Financial Services Bancorp       162.48           47.77

 11/05/99          NA  Compass Bancshares Inc.                    MegaBank Financial Corporation              290.92           18.29

 01/15/99    05/14/99  Concordia Capital Corporation              Wilkinson County Savings Bank               188.80           28.66

 06/01/99    01/13/00  E*TRADE Group Inc.                         Telebanc Financial Corp.                        NM              NM

 11/17/99          NA  East Texas Financial Services Inc.         Gilmer Financial Services Inc.              138.55           25.66

 07/21/99          NA  ESB Financial Corporation                  SHS Bancorp Inc.                            114.65           31.00

 10/27/99          NA  Exchange National Bancshares Inc.          CNS Bancorp Inc.                            117.26           34.23

 07/19/99    07/19/99  FBOP Corporation                           Sterling Savings Bank                           NA              NA

 03/01/99    08/06/99  Fifth Third Bancorp                        Emerald Financial Corporation               371.84           27.53

 08/09/99          NA  Financial Institutional Partners Mortgage  Mission Savings & Loan Association, FA          NA              NA

 12/16/99          NA  First Bancorp                              First Savings Bancorp Inc.                  115.64           16.06

 06/30/99    10/29/99  First Busey Corporation                    Eagle BancGroup Inc.                        140.66           30.28

 11/11/99          NA  First Community Bancshares Inc.            Blue River Federal Savings Bank             147.46           25.60

 07/08/99    11/19/99  First M & F Corp.                          Community Federal Bancorp Inc.              133.24           23.42

 11/23/99          NA  First Place Financial Corp.                Ravenna Savings Bank                        192.91           14.25

 03/12/99    08/27/99  FLAG Financial Corporation                 Thomaston Federal Savings Bank              227.02           20.17

 10/18/99          NA  FNB Corp.                                  Carolina Fincorp Inc.                       178.48           27.80

 05/28/99    08/31/99  FNB Financial Services Corporation         Black Diamond Savings Bank FSB              206.29           15.91

 10/21/99          NA  Friedman, Billings, Ramsey Group Inc.      Money Management Associates                     NA              NA

 09/14/99          NA  FVNB Corp.                                 Mid-Coast Savings Bank SSB                      NA              NA

 09/10/99          NA  Glacier Bancorp Inc.                       Mountain West Bank                          256.01           35.76

 08/11/99    11/05/99  Hamilton Federal Savings & Loan Associate  Belmar Federal Savings & Loan Association       NA              NA

 05/17/99    09/03/99  Hudson River Bancorp Inc.                  SFS Bancorp Inc.                            128.45           13.72

 01/26/99    05/21/99  Hudson United Bancorp                      Little Falls Bancorp Inc.                   144.77           28.01

 04/13/99    01/07/00  Independence Community Bank Corp.          Statewide Financial Corporation             173.75           29.44

 03/24/99    09/15/99  Independent Bank Corp.                     Mutual Savings Bank FSB                     173.40           23.93

 07/13/99          NA  IndyMac Mortgage Holdings Inc.             SGV Bancorp Inc.                            170.07           25.25

 04/26/99    06/30/99  Lehman Brothers Holdings Inc.              DSB Bancorp Inc.                                NA              NA


                                                                                                         Price/ Assets

                                                                                                          Announcement 1 Day Premium

Announced  Completion  Buyer Name                                 Seller Name                                     (%)           (%)

     Date        Date

 01/05/99    06/07/99  Anchor BanCorp Wisconsin Inc.              FCB Financial Corp.                            32.73         57.68

 01/27/99    07/09/99  BB&T Corporation                           First Citizens Corporation                     32.86         37.66

 04/28/99    11/19/99  BB&T Corporation                           First Liberty Financial Corp.                  29.41         43.01

 03/18/99    08/11/99  Belvedere Capital Partners Inc.            Placer Savings Bank                            14.43            NA

 02/17/99          NA  Bremer Financial Corporation               Northwest Equity Corporation                   21.37         28.00

 01/25/99    07/01/99  BSB Bancorp Inc.                           Skaneateles Bancorp Inc.                       15.65         46.78

 08/06/99    01/06/00  Camco Financial Corporation                Westwood Homestead Financial Corporation       19.31         23.76

 07/27/99    12/20/99  Camden National Corporation                KSB Bancorp Inc.                               17.29         61.79

 04/14/99    10/04/99  CCB Financial Corporation                  Stone Street Bancorp Inc.                      30.41         65.98

 05/19/99    12/15/99  Central Bancompany                         Fulton Bancorp Inc.                            26.83         12.65

 08/05/99          NA  Century South Banks Inc.                   Haywood Bancshares Inc.                        17.84         50.80

 05/17/99    10/01/99  Charter One Financial Inc.                 St. Paul Bancorp Inc.                          20.23         16.06

 05/03/99    10/12/99  Citizens Bancshares Company                MBLA Financial Corp.                           14.95         38.99

 01/23/99    06/01/99  CNB Bancorp Inc.                           Adirondack Financial Services Bancorp          21.34            NA

 11/05/99          NA  Compass Bancshares Inc.                    MegaBank Financial Corporation                 32.28            NA

 01/15/99    05/14/99  Concordia Capital Corporation              Wilkinson County Savings Bank                  16.62            NA

 06/01/99    01/13/00  E*TRADE Group Inc.                         Telebanc Financial Corp.                          NM         40.53

 11/17/99          NA  East Texas Financial Services Inc.         Gilmer Financial Services Inc.                 14.55        118.52

 07/21/99          NA  ESB Financial Corporation                  SHS Bancorp Inc.                               15.37         57.80

 10/27/99          NA  Exchange National Bancshares Inc.          CNS Bancorp Inc.                               27.50         52.29

 07/19/99    07/19/99  FBOP Corporation                           Sterling Savings Bank                             NA            NA

 03/01/99    08/06/99  Fifth Third Bancorp                        Emerald Financial Corporation                  33.30         36.68

 08/09/99          NA  Financial Institutional Partners Mortgage  Mission Savings & Loan Association, FA            NA            NA

 12/16/99          NA  First Bancorp                              First Savings Bancorp Inc.                     24.87         14.96

 06/30/99    10/29/99  First Busey Corporation                    Eagle BancGroup Inc.                           14.81         17.00

 11/11/99          NA  First Community Bancshares Inc.            Blue River Federal Savings Bank                13.66            NA

 07/08/99    11/19/99  First M & F Corp.                          Community Federal Bancorp Inc.                 25.97         32.85

 11/23/99          NA  First Place Financial Corp.                Ravenna Savings Bank                           12.40            NA

 03/12/99    08/27/99  FLAG Financial Corporation                 Thomaston Federal Savings Bank                 22.89            NA

 10/18/99          NA  FNB Corp.                                  Carolina Fincorp Inc.                          24.41         31.96

 05/28/99    08/31/99  FNB Financial Services Corporation         Black Diamond Savings Bank FSB                 14.68            NA

 10/21/99          NA  Friedman, Billings, Ramsey Group Inc.      Money Management Associates                       NA            NA

 09/14/99          NA  FVNB Corp.                                 Mid-Coast Savings Bank SSB                        NA            NA

 09/10/99          NA  Glacier Bancorp Inc.                       Mountain West Bank                             20.03            NA

 08/11/99    11/05/99  Hamilton Federal Savings & Loan Associate  Belmar Federal Savings & Loan Association         NA            NA

 05/17/99    09/03/99  Hudson River Bancorp Inc.                  SFS Bancorp Inc.                               17.85         16.07

 01/26/99    05/21/99  Hudson United Bancorp                      Little Falls Bancorp Inc.                      15.79            NA

 04/13/99    01/07/00  Independence Community Bank Corp.          Statewide Financial Corporation                14.91         19.48

 03/24/99    09/15/99  Independent Bank Corp.                     Mutual Savings Bank FSB                        10.91         52.67

 07/13/99          NA  IndyMac Mortgage Holdings Inc.             SGV Bancorp Inc.                               12.62            NA

 04/26/99    06/30/99  Lehman Brothers Holdings Inc.              DSB Bancorp Inc.                                  NA            NA


                                  Exhibit II
                      Thrift Acquisitions Announced in 1999

                                                                                                         Price/ Book Price/ Earnings

                                                                                                        Announcement    Announcement

Announced  Completion  Buyer Name                                 Seller Name                                  (%)             (x)

     Date        Date
 05/26/99    10/15/99  Local Financial Corporation                Guthrie Savings Inc.                        126.82           20.80

 02/02/99    09/30/99  Mahaska Investment Company                 Midwest Bancshares Inc.                     151.07           12.88

 03/04/99    06/25/99  Manufacturers Bank of Florida              Partners Bank of Florida FSB                157.67              NM

 12/03/99          NA  Midland States Bancorp Inc.                CSB Financial Group Inc.                    115.11           41.03

 02/04/99    08/31/99  NBC Capital Corporation                    FFBS BanCorp Inc.                           188.10           29.27

 08/09/99    12/01/99  NewSouth Bancorp Inc.                      Green Street Financial Corp.                101.60           21.48

 08/30/99          NA  Niagara Bancorp Inc. (MHC)                 Albion Banc Corp.                           182.50           40.38

 07/13/99    12/10/99  North Central Bancorp                      Columbus Financial Corporation              188.15           23.75

 01/15/99    07/01/99  North Country Savings Bank                 Canton Federal Savings & Loan Association       NA              NA

 08/16/99          NA  North Fork Bancorporation                  JSB Financial Inc.                          153.86           13.84

 08/30/99          NA  North Fork Bancorporation                  Reliance Bancorp Inc.                       199.06           16.87

 10/01/99          NA  Northern Star Financial Inc.               First Federal Holding Co. of Morris         229.43           19.75

 03/11/99    10/01/99  Oak Hill Financial Inc.                    Towne Financial Corporation                 187.93           17.94

 02/24/99    07/09/99  Old Kent Financial Corp.                   CFSB Bancorp Inc.                           332.99           20.49

 06/03/99    11/30/99  PAB Bankshares Inc.                        Baxley Federal Savings Bank                 129.91           15.32

 08/26/99    01/07/00  Peapack-Gladstone Fin. Corp.               Chatham Savings FSB                         225.01           20.24

 09/21/99          NA  Peoples Bancorp                            Three Rivers Financial Corp.                122.32           20.63

 10/01/99          NA  Peoples Building Loan & Sav. Co.           Harvest Home Financial Corporation          160.43           31.03

 10/01/99          NA  Peoples Building Loan & Sav. Co.           Oakley Improved Building & Loan Company (The)   NA              NA

 04/13/99    10/29/99  Phoenix Home Life Mutual Ins. Co.          New London Trust FSB                            NA              NA

 08/16/99          NA  Provident Financial Group Inc.             Fidelity Financial of Ohio Inc.             197.00           42.86

 08/03/99    12/03/99  Provident Financial Group Inc.             OHSL Financial Corp.                        209.85           25.57

 06/06/99          NA  Southwest Securities Group Inc.            ASBI Holdings Inc.                              NA              NA

 07/01/99    11/12/99  Union Financial Bancshares Inc.            South Carolina Community Bancshares Inc.    103.80           23.03

 08/03/99          NA  Uwharrie Capital Corp.                     Anson Bancorp Inc.                          105.81           59.66

 09/15/99          NA  Virginia Commonwealth Fin. Co.             Caroline Savings Bank                       157.87           26.37

 12/02/99          NA  Webster Financial Corp.                    MECH Financial Inc.                         214.90           16.61


                                                                                    Average:                  179.96           25.25

                                                                                     Median:                  173.58           24.27


                                                                                                         Price/ Assets

                                                                                                          Announcement 1 Day Premium

Announced  Completion  Buyer Name                                 Seller Name                                     (%)           (%)

     Date        Date

 05/26/99    10/15/99  Local Financial Corporation                Guthrie Savings Inc.                           20.14         48.33

 02/02/99    09/30/99  Mahaska Investment Company                 Midwest Bancshares Inc.                        11.71         43.62

 03/04/99    06/25/99  Manufacturers Bank of Florida              Partners Bank of Florida FSB                    7.52            NA

 12/03/99          NA  Midland States Bancorp Inc.                CSB Financial Group Inc.                       25.14         42.22

 02/04/99    08/31/99  NBC Capital Corporation                    FFBS BanCorp Inc.                              30.44          8.40

 08/09/99    12/01/99  NewSouth Bancorp Inc.                      Green Street Financial Corp.                   36.59         16.19

 08/30/99          NA  Niagara Bancorp Inc. (MHC)                 Albion Banc Corp.                              15.75         27.27

 07/13/99    12/10/99  North Central Bancorp                      Columbus Financial Corporation                 12.14            NA

 01/15/99    07/01/99  North Country Savings Bank                 Canton Federal Savings & Loan Association         NA            NA

 08/16/99          NA  North Fork Bancorporation                  JSB Financial Inc.                             36.80          4.36

 08/30/99          NA  North Fork Bancorporation                  Reliance Bancorp Inc.                          14.45         12.55

 10/01/99          NA  Northern Star Financial Inc.               First Federal Holding Co. of Morris            19.30            NA

 03/11/99    10/01/99  Oak Hill Financial Inc.                    Towne Financial Corporation                    16.48            NA

 02/24/99    07/09/99  Old Kent Financial Corp.                   CFSB Bancorp Inc.                              27.63         34.62

 06/03/99    11/30/99  PAB Bankshares Inc.                        Baxley Federal Savings Bank                    18.44         98.33

 08/26/99    01/07/00  Peapack-Gladstone Fin. Corp.               Chatham Savings FSB                            18.85            NA

 09/21/99          NA  Peoples Bancorp                            Three Rivers Financial Corp.                   13.72         66.91

 10/01/99          NA  Peoples Building Loan & Sav. Co.           Harvest Home Financial Corporation             16.56         25.22

 10/01/99          NA  Peoples Building Loan & Sav. Co.           Oakley Improved Building & Loan Company (The)     NA            NA

 04/13/99    10/29/99  Phoenix Home Life Mutual Ins. Co.          New London Trust FSB                              NA            NA

 08/16/99          NA  Provident Financial Group Inc.             Fidelity Financial of Ohio Inc.                24.06         70.55

 08/03/99    12/03/99  Provident Financial Group Inc.             OHSL Financial Corp.                           20.60         47.54

 06/06/99          NA  Southwest Securities Group Inc.            ASBI Holdings Inc.                                NA            NA

 07/01/99    11/12/99  Union Financial Bancshares Inc.            South Carolina Community Bancshares Inc.       21.13         22.81

 08/03/99          NA  Uwharrie Capital Corp.                     Anson Bancorp Inc.                             40.49         42.68

 09/15/99          NA  Virginia Commonwealth Fin. Co.             Caroline Savings Bank                          18.98            NA

 12/02/99          NA  Webster Financial Corp.                    MECH Financial Inc.                            18.79         14.55



                                                                                    Average:                     20.80         39.03

                                                                                     Median:                     19.14         37.66


                                REVOCABLE PROXY

                      FIRST PALMETTO FINANCIAL CORPORATION

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                         ANNUAL MEETING OF STOCKHOLDERS
                           ___________ __, 2000
--------------------------------------------------------------------------------


     The undersigned hereby constitutes and appoints Samuel R. Small and Charlie
E. Nash, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First Palmetto Financial Corporation ("First Palmetto"), the holding company for First Palmetto Savings Bank, F.S.B. (the "Bank"), to be held at the Bank's main office, 407 DeKalb Street, Camden, South Carolina, on ________, _________ __, 2000, at _____ _.m., local time, and at any adjournments thereof, and to vote all the shares of stock of First Palmetto which the undersigned may be entitled to vote, upon the following matters:


                                                            FOR       WITHHOLD
                                                            ---       --------

     I.   The election as directors of the nominees
          listed below.                                     [_]            [_]


               Pierce W. Cantey, Jr.
               William R. Clyburn


               INSTRUCTION: To withhold your vote for any nominee(s), write that nominee's name on the line below.



                __________________________________________


                                                  FOR    AGAINST       ABSTAIN
                                                  ---    -------       -------


     II.  The approval of a proposal (the         [_]      [_]          [_]
          "Reverse Stock Split Proposal") to
          amend First Palmetto's Restated
          Certificate of Incorporation to effect
          a 1-for-125 reverse stock split of
          the common stock and to issue
          shares of preferred stock in
          exchange for shares of common stock held by any First Palmetto stockholder who, following the reverse stock split, would otherwise hold less than one share of common stock of record in any separate account.


     III. The transaction of such other business as may properly come before the Annual
           Meeting or any adjournments thereof.


   The Board of Directors recommends a vote "FOR" election of the nominees listed above and "FOR" approval of the Reverse Stock Split Proposal.


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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE, FOR THE REVERSE STOCK SPLIT PROPOSAL AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned stockholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.


Dated: ___________________, 2000


__________________________    _____________________________________
PRINT NAME OF STOCKHOLDER      PRINT NAME OF STOCKHOLDER



__________________________    ___________________________________________
 SIGNATURE OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the signer is a corporation, please sign the full name by a duly appointed officer. If shares are held jointly, each holder should sign.

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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------